Exhibit 10.3

LEASE AGREEMENT

between

PCCP HC Kierland, LLC,
a Delaware limited liability company,

as “Landlord”

and

The Ryland Group, Inc.,
a Maryland corporation,

as “Tenant”

Ryan Kierland Corporate Center
Scottsdale, Arizona

-i-

37.	SIGNAGE	40
38.	RIGHT OF FIRST OFFER	40
39.	LEASE CONTINGENCY	41
39.	LEASE CONTINGENCY	41

-ii-

BASIC LEASE INFORMATION

Lease Date:	For identification purposes only, the date of this Lease is February 28, 2006.

Landlord:	PCCP HC Kierland, LLC, a Delaware limited liability company

Tenant:	The Ryland Group, Inc., a Maryland corporation

Project:	Ryan Kierland Corporate Center

Building Address:	14635 North Kierland Boulevard, Scottsdale, Arizona 85254

Rentable Area of Building:	106,548 rentable square feet

Premises:	Floor: Second
Suite Number: 200
Rentable Area: 56,608 rentable square feet
Usable Area: 53,225 usable square feet

Initial Term:	Seventy-six (76) full calendar months (plus any partial month at the beginning of the Term)

Renewal Terms:	Two (2) additional periods of sixty (60) months each (for a total if all Renewal Terms are exercised of one hundred twenty (120) months)

Commencement Date:	The date that is one hundred twenty (120) days following Landlord’s delivery of the Premises to Tenant in accordance with Section 2.1 below

Expiration Date:	The last day of the seventy-sixth (76th)full calendar month in the Term

Base Rent:	Monthly Installments of Base Rent	Annual Base Rent per rentable square foot of the Premises
Months 01 through 04	$0.00	$0.00
Months 05 through 16	$125,009.33	$26.50
Months 17 through 28	$127,368.00	$27.00
Months 29 through 40	$129,726.67	$27.50
Months 41 through 52	$132,085.33	$28.00
Months 53 through 64	$134,444.00	$28.50
Months 65 through 76	$136,802.67	$29.00

Security Deposit:	$0.00

Tenant’s Share:	Approximately 53.13%

Operating Costs Expense Stop:	An amount equal to the Operating Costs incurred by Landlord during calendar year 2006.

Improvement Allowance:

$35.00 multiplied by the Usable Area of the Premises (or $1,862,875.00 based on a Premises consisting of 53,225 usable square feet), subject to reduction based upon the costs incurred by Landlord in connection with the Data Room Floor Construction as more particularly described under Section 25 of Exhibit C to this Lease.

Covered Reserved Parking Spaces:	Fifty-three (53) covered/reserved parking stalls

Landlord’s Address for Payment of Rent:	PCCP HC Kierland, LLC c/o Transwestern Commercial Services 10040 North 25th Avenue, Suite 125 Phoenix, Arizona 85021 Attn: Joanne Damman

Business Hours:	Between 7:00 a.m. and 6:00 p.m., Monday through Friday, and between 8:00 a.m. and noon on Saturday

Landlord’s Address For Notices:	PCCP HC Kierland, LLC c/o Transwestern Commercial Services 10040 North 25th Avenue, Suite 125 Phoenix, Arizona 85021 Attn: Joanne Damman

with a copy to:	PCCP HC Kierland, LLC c/o Hibernia Capital Advisors, LLC 2398 East Camelback Road, Suite 245 Phoenix, Arizona 85016 Attn: Richard A. O’Brien

with a copy to:	Mr. R. Michael Valenzuela Valenzuela Law Group, PLC 2398 East Camelback Road, Suite 760 Phoenix, Arizona 85016

Tenant’s Address For Notices:	The Ryland Group, Inc. 6300 Canoga Avenue, 14th Floor Woodlands, California 91367 Attn: Eric Menyuk

Landlord’s Broker:	Lee & Associates (Tom Boyle)

Tenant’s Broker:	Travers Realty Company (Jim Travers) and Core Realty Advisors (Mike Cavanaugh)

Property Manager:	Transwestern Commercial Services

Exhibits:
Exhibit A:	Legal Description of the Land
Exhibit B:	The Premises
Exhibit C:	Construction Rider
Exhibit D:	Building Rules
Exhibit E:	Subordination, Non-Disturbance and Attornment Agreement
Exhibit F:	Operating Costs Exclusions
Exhibit G:	Exterior Building Signage Locations
Exhibit G-1:	Landlord Approved Signage

The Basic Lease Information set forth above is part of the Lease. In the event of any conflict between any provision in the Basic Lease Information and the Lease, the Lease shall control.

THIS LEASE is made as of the Lease Date set forth in the Basic Lease Information, by and between the Landlord identified in the Basic Lease Information (“Landlord”), and the Tenant identified in the Basic Lease Information (“Tenant”). Landlord and Tenant hereby agree as follows:

1.                                       PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and subject to the conditions of this Lease, the space identified in the Basic Lease Information as the Premises (the “Premises”), in the Building located at the address specified in the Basic Lease Information (the “Building”). The land upon which the Building is located is described on Exhibit A (the “Land”). The approximate configuration and location of the Premises is shown on Exhibit B. Landlord and Tenant agree that, for all purposes of this Lease, the Rentable Area of the Premises, the Usable Area of the Premises and the Rentable Area of the Building shall be as specified in the Basic Lease Information. For purposes of Landlord’s determination of the Rentable Area and Usable Area, the load factor (the Floor R/U Ratio) is six and four-tenths percent (6.4%). The Building, the Land, and all improvements thereon (collectively, the “Property”) are part of the Project identified in the Basic Lease Information (the “Project”).

2.                                       TERM; POSSESSION.

2.1 Term. The term of this Lease (the “Term”) shall commence on the Commencement Date as described below and, unless sooner terminated, shall expire on the Expiration Date set forth in the Basic Lease Information (the “Expiration Date”). Subject to the timely satisfaction of the contingencies set forth in Sections 39 and 40 below, Landlord will deliver the Premises to Tenant on or before April 1, 2006 so that Tenant may cause the Tenant Improvements to be constructed therein as soon as is reasonably practicable thereafter. Tenant acknowledges and agrees that, subject to Landlord’s representations and warranties concerning the Base Building as described in the Construction Rider attached as Exhibit C (the “Construction Rider”), the Premises are being leased to Tenant in an “AS IS” condition, without representation, warranty or covenant of or from Landlord and without any obligation of Landlord to construct any tenant improvements of any kind or character whatsoever. Tenant further acknowledges that, except as expressly set forth to the contrary in this Lease, Landlord has made no representations or warranties, express or implied, concerning the tenant improvements presently existing at, or the condition of, the Premises, and Tenant further acknowledges that it has had adequate opportunity to inspect and approve, and has adequately inspected and approved, the tenant improvements presently existing at, and the condition of, the Premises. The “Commencement Date” shall be the date that is one hundred twenty (120) days following Landlord’s delivery of the Premises to Tenant as specified above in this Section notwithstanding the actual date of Substantial Completion of the Tenant Improvements. Tenant shall not do anything that could delay Substantial Completion of the Tenant Improvements and, in the event the Tenant Improvements are not Substantially Completed on or before the Commencement Date, then in that event Tenant shall complete the Tenant Improvements at the earliest practicable date thereafter. When the Commencement Date has been established, Landlord and Tenant shall confirm the Commencement Date and the Expiration Date in writing.

2.2                                  Tenant’s Property. Tenant agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant’s property placed upon or installed in the Premises prior to the Commencement Date, the same being at Tenant’s sole risk, and Tenant shall be liable for all injury, loss or damage to persons or property arising as a result of such entry into the Premises by Tenant or its Representatives (as hereinafter defined).

2.3                                  Occupancy of Premises. Tenant shall have the right to occupy the Premises throughout the Term, seven (7) days a week, twenty-four (24) hours a day, subject to all of the terms of this Lease, including, without limitation, casualty, condemnation, Force Majeure or other events beyond the control of Landlord. From and after the Commencement Date, during any period that Tenant is not occupying and operating the Premises, Tenant will keep those portions of the Premises visible from Common Areas (as hereinafter defined) from appearing abandoned, including, without limitation, keeping such areas lighted during Business Hours, free of stored materials, clean and otherwise maintained such that it is not apparent that business is not being conducted therein.

2.4                                  Renewal Options. In the absence of an Event of Default by Tenant when it exercises a Renewal Option or when a Renewal Term begins, Tenant has the option (each, a “Renewal Option”) to renew this Lease for the number of successive terms set forth in the Basic Lease Information (each, a “Renewal Term”) (for a total if all Renewal Options are exercised of ten (10) years) by giving notice of exercise of a Renewal Option to Landlord at least nine (9) months before the end of the then-current Term. If Tenant fails to deliver timely written notice of exercise of a Renewal Option to Landlord, all remaining Renewal Options shall lapse and Tenant will have no further privilege to extend the Term. Time is of the essence of this provision. The terms of the Renewal Terms are as follows:

(a)                    Each Renewal Term shall be on the same terms and conditions of this Lease (unless clearly inapplicable), except that Base Rent during each Renewal Term shall be based upon the fair market rental rate for comparable space in buildings of similar size, type, quality, age and location prevailing at the start of each Renewal Term (“Market Rental Rate”). Within thirty (30) days after Landlord receives Tenant’s notice of exercise of a Renewal Option, Landlord will reasonably calculate the Market Rental Rate and will notify Tenant of same. Determination of the effective Market Rental Rate will give appropriate consideration to rental rates for renewals, rental escalations, common area charges, operating costs, and other terms that would affect the economics in a similar lease renewal at a competing building in the area.

(b)                   If Tenant disputes Landlord’s determination of the Market Rental Rate for a Renewal Term, Tenant will deliver notice of such dispute, together with Tenant’s proposed Market Rental Rate, to Landlord within five days of Tenant’s receipt of Landlord’s determination. The parties will then attempt in good faith to agree upon the Market Rental Rate. If they fail to agree within fifteen (15) days, they will within seven days thereafter mutually appoint an appraiser to select the

Market Rental Rate in the manner set forth below. The appraiser must have at least five years of full-time commercial appraisal experience with projects comparable to the Project and be a member of the American Institute of Real Estate Appraisers or a similar appraisal association. The appraiser shall not have any material financial or business interest in common with either of the parties. If Landlord and Tenant are unable to agree upon an appraiser within such seven days, the parties will within five days thereafter each appoint an appraiser meeting the criteria set forth above, which appraisers will, within seven days of their appointment, mutually select a third appraiser meeting the criteria set forth above to select the Market Rental Rate in the manner set forth below. Within seven days of the appointment (either by agreement or selection) of the deciding appraiser, Landlord and Tenant will submit to that appraiser their respective determinations of the Market Rental Rate and any related information. Within twenty (20) days thereafter, the appraiser will review each party’s submittal (and such other information as the appraiser deems necessary) and will select one party’s submittal as representing the most reasonable approximation of the Market Rental Rate for the Premises. The rate so selected will be used for the applicable Renewal Term as the Base Rent rate. Subject to the previous sentence, if the appraiser timely receives one party’s submittal, but not both, the appraiser must designate the submitted rent rate as the Market Rental Rate for the applicable Renewal Term. Landlord and Tenant will each pay, directly to the appraiser selecting the Market Rental Rate, one-half of all fees, costs and expenses of such appraiser. Landlord and Tenant will each separately pay all costs, fees and expenses of their respective additional appraiser (if any) appointed to determine the deciding appraiser.

(c)                    In addition to paying Base Rent determined pursuant to this Section 2.4, Tenant will continue to pay Additional Rent and all other sums required under this Lease during all Renewal Terms.

(d)                   If this Lease or Tenant’s right to possession of the Premises shall expire or terminate for any reason whatsoever before Tenant exercises all Renewal Options, then immediately upon such expiration or termination, all Renewal Options shall simultaneously terminate and become null and void. In addition, Tenant may not exercise a Renewal Option if it is subletting or has assigned all or any portion of the Premises other than to a Tenant Affiliate (as defined below) at the time Tenant seeks to exercise such Renewal Option. The Renewal Options are personal to Tenant and its Tenant Affiliates, and under no circumstances shall a subtenant or an assignee other than a Tenant Affiliate have the right to exercise any Renewal Option. Until such time as Tenant properly exercises a Renewal Option, all references to the “Term” of this Lease will mean the Initial Term only. If Tenant properly exercises its right to renew this Lease for a Renewal Term, then all references to the “Term” of this Lease will include such Renewal Term.

3.                                       RENT; SECURITY DEPOSIT.

3.1                                 Base Rent. Tenant shall pay to Landlord annual rent (“Base Rent”) in the amount set forth in the Basic Lease Information, without prior notice or demand, in monthly installments equal to one-twelfth (1/12) of the Base Rent, on or before the first day of each and every calendar month during the Term, except that Base Rent for the first full calendar month in which Base Rent is payable shall be paid upon Tenant’s execution of this Lease and Base Rent for any partial month at the beginning of the Term shall be paid on the Commencement Date. Base Rent for any partial month at the beginning or end of the Term shall be prorated based on the actual number of days in the month.

3.2                                 Additional Rent: Operating Costs and Taxes.

(a)          Definitions.

1)              “Operating Costs” means all Taxes (as defined below) and other costs of managing, operating, maintaining and repairing the Property in good condition and repair, including, without limitation, all costs, expenditures, fees and charges set forth below. Operating Costs include:

(A) operation, maintenance and repair of the Property (including maintenance, repair and replacement of glass, the roof covering or membrane, the parking lot and driveways (including re-painting, re-striping, seal-coating, cleaning, sweeping, resurfacing, patching and repairing parking areas and other paved surfaces), sidewalks, exterior light fixtures, common signage, other common areas and elements, regular painting of the exterior of the Building and lawn care and landscaping). The terms “repair” or “repairs” shall include reasonable replacements or renewals when necessary.

(B) utilities and services (including, without limitation, electricity, water, sewer, gas (if used at the Project), telecommunications facilities and equipment, recycling programs and trash removal), and associated supplies and materials.

(C) wages, benefits and other compensation (including employment taxes and fringe benefits) for persons who perform duties in connection with the operation, management, maintenance and repair of the Property up to, and including, level of Building Manager (or equivalent), such compensation to be appropriately allocated for persons who also perform duties unrelated to the Property.

(D) property (including coverage for earthquake and flood if carried by Landlord), liability, rental income and other insurance relating to the Property, and expenditures for deductible amounts paid under such insurance.

(E) licenses, permits and inspections.

(F) complying with the requirements of any law, statute, ordinance or governmental rule or regulation or any orders pursuant thereto (collectively “Laws”), but only to the extent such Laws are enacted and enforceable from and after the date of this Lease.

(G) amortization of capital improvements required to comply with Laws, or which are intended to reduce Operating Costs or improve the utility, efficiency or capacity of any of the Building Systems, with interest on the unamortized balance at the rate paid by Landlord on funds borrowed to finance such capital improvements (or, if Landlord finances such improvements out of Landlord’s funds without borrowing, the rate that Landlord would have paid to borrow such funds, as reasonably determined by Landlord), over such useful life as Landlord shall reasonably determine, but in no event greater than ten percent (10%) per annum.

(H) an office in the Project for the management of the Property, including expenses of furnishing and equipping such office and the rental value of any space occupied for such purposes.

(I) commercially reasonable property management fees not to exceed three percent (3%) of Landlord’s gross rental revenue received for that fiscal year for the Property.

(J) fees and costs for accounting, legal and other professional services incurred in connection with the operation of the Property and the calculation of Operating Costs.

(K) a reasonable allowance for depreciation on machinery and equipment used to maintain the Property and on other personal property owned by Landlord in the Property (including window coverings and carpeting in common areas).

(L) fees and costs incurred in contesting the validity or applicability of any Laws that may affect the Property to the extent that contesting the Law results in a savings to Tenant. “Savings” under this section would mean, by example, if any Operating Expense is reduced (or if a proposed increase is avoided or reduced) because a Law was contested, Landlord may include in its computation of Operating Expenses the costs of any fees and costs incurred in connection with such contest up to the amount of any Operating Expense reduction obtained in connection with the contest or any Operating Expense increase avoided or reduced in connection with the contest, as the case may be.

(M) the Building’s or Property’s share of any shared or common area maintenance fees and expenses, property association fees, dues and assessments, and all payments under any recorded documents (excluding mortgages and deeds of trust) affecting the Property (including costs and expenses of operating, managing, owning and maintaining the common areas of the Project and any fitness center or conference center in the Project).

(N) janitorial services, window washing, cleaning, rubbish removal and other services provided to the Property.

(o) security and access control equipment and services.

(P) subject to the remaining provisions of this Section 3.2(a)(l), any other cost, expenditure, fee or charge, whether or not hereinbefore described, which in accordance with generally accepted property management practices would be considered an expense of managing, operating, maintaining and repairing the Property.

Operating Costs shall not include:

(i) capital improvements (except as otherwise provided above).

(ii) costs of special services rendered to individual tenants (including Tenant) for which a special charge is made.

(iii) interest and principal payments on loans or indebtedness secured by the Building.

(iv) costs of interior improvements for Tenant or other tenants of the Building.

(v) costs of services or other benefits of a type which are not available to Tenant but which are available to other tenants or occupants, and costs for which Landlord is reimbursed by other tenants of the Building other than through payment of tenants’ shares of Operating Costs.

(vi) leasing commissions, attorneys’ fees and other expenses incurred in connection with leasing space in the Building or enforcing such leases.

(vii) depreciation or amortization, other than as specifically enumerated in the definition of Operating Costs above.

(viii) costs, fines or penalties incurred due to Landlord’s violation of any Law.

(ix) commercially unreasonable contributions to employee pension plans.

(x) Any other exclusions from Operating Costs specifically described on Exhibit F attached hereto and incorporated herein.

2)              “Taxes” means all real property taxes and general, special or district assessments or other governmental impositions, of whatever kind, nature or origin, imposed on or by reason of the ownership or use of the Property; any state, county or municipal governmental property lease excise tax or the equivalent thereof; service payments in lieu of taxes and taxes and assessments of every kind and nature whatsoever levied or assessed in addition to, in lieu of or in substitution for existing or additional real or personal property taxes on the Property or the personal property described above; and the reasonable cost of contesting by appropriate proceedings the amount or validity of any taxes, assessments or charges described above. Taxes shall include all Taxes either payable in, or attributable to, each calendar year or portion thereof during the Term.

3)              “Tenant’s Share” means the Rentable Area of the Premises divided by the Rentable Area of the Building. If the Rentable Area of the Premises is increased by Tenant’s leasing of additional space hereafter, Tenant’s Share shall be increased accordingly.

(b)         Additional Rent.

1)              Tenant shall pay Landlord as “Additional Rent” for each calendar year during the Term Tenant’s Share of the amount by which Operating Costs for such year exceed the Operating Costs Expense Stop, which amount shall be prorated for the last year of the Term if such year is less than a full calendar year. Both Landlord and Tenant acknowledge that basing the Operating Costs Expense Stop on expenses for 2006, the intent is to base such Expense Stop on the actual Operating Expenses that Tenant would have incurred had the Building been fully occupied the entire year. Therefore, Tenant will not incur any costs associated with Tenant’s Share of Operating Costs until January 2007. In addition, in determining the Operating Costs Expense Stop, the actual Operating Costs incurred in 2006 that vary with occupancy shall be adjusted to an amount reasonably determined by Landlord to be the Operating Costs that would have been incurred and paid had such occupancy been at least ninety-five percent (95%) during all of 2006.

2)              Prior to the beginning of the Term and each calendar year thereafter, Landlord shall notify Tenant of Landlord’s estimate of Operating Costs and Tenant’s Additional Rent for the remaining and following calendar year, as applicable. Commencing on the first day of the Term and continuing on the first day of every month thereafter, Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated Additional Rent. If Landlord thereafter estimates that Operating Costs for any year will vary from Landlord’s prior estimate, Landlord may, by notice to Tenant, revise the estimate for such year (and Additional Rent shall thereafter be payable based on the revised estimate).

3)              As soon as reasonably practicable after the end of each calendar year during the Term, Landlord shall furnish Tenant a reconciliation statement with respect to such year, showing Operating Costs and Additional Rent for the year, and the total payments made by Tenant with respect thereto. Unless Tenant raises any objections to Landlord’s statement within thirty (30) days after receipt of the same, such statement shall presumptively be deemed correct and Tenant shall have no right thereafter to dispute such statement or any item therein or the computation of Additional Rent based thereon, subject only to Tenant’s right of audit. If Tenant does object to such statement, then Landlord shall provide Tenant with reasonable verification of the figures shown on the statement and the parties shall negotiate in good faith to resolve any disputes. Any objection of Tenant to Landlord’s statement and resolution of any dispute shall not postpone the time for payment of any amounts due Tenant or Landlord based on Landlord’s statement, nor shall any failure of Landlord to deliver Landlord’s statement in a timely manner relieve Tenant of Tenant’s obligation to pay any amounts due Landlord based on Landlord’s statement.

4)              If Tenant’s Additional Rent as finally determined for any calendar year exceeds the total payments made by Tenant on account thereof, Tenant shall pay Landlord the deficiency within fifteen (15) business days of Tenant’s receipt of Landlord’s statement. If the total payments made by Tenant on account thereof exceed Tenant’s Additional Rent as finally determined for such year, Tenant’s excess payment shall be credited toward the rent next due from Tenant under this Lease. For any partial calendar year at the beginning or end of the Term, Additional Rent shall be prorated on the basis of a 365-day year by computing Tenant’s Share of Operating Costs for the entire year and then prorating such amount for the number of days during such year included in the Term. Notwithstanding the termination of this Lease, Landlord shall pay to Tenant or Tenant shall pay to Landlord, as the case may be, within fifteen (15) business days after Tenant’s receipt of Landlord’s final statement for the calendar year in which this Lease terminates, the difference between Tenant’s Additional Rent for that year, as finally determined by Landlord, and the total amount previously paid by Tenant on account thereof.

5)              Tenant shall have the right at any time during Landlord’s normal business hours and upon reasonable prior notice to Landlord, which shall not be given later than the first anniversary of Tenant’s receipt of Landlord’s reconciliation statement for the preceding year, to audit Landlord’s books and records with respect to such reconciliation statement, at Tenant’s sole expense. Should the audit disclose an overcharge to Tenant or an underpayment to Landlord, the party owing an amount to the other party shall reimburse the other party within fifteen (15) business days after the results of the audit are known to Landlord and Tenant. Additionally, if the audit report shows that Tenant was overcharged by five percent (5%) or more, Landlord shall reimburse Tenant for its reasonable out of pocket costs of conducting the audit, not to exceed $3,000.00 per audit.

3.3                                 Payment of Rent. All amounts payable or reimbursable by Tenant under this Lease, including late charges and interest, shall constitute “Rent” and shall be payable and recoverable as Rent in the manner provided in this Lease. All sums payable to Landlord on demand under the terms of this Lease shall be payable within ten (10) days after notice from Landlord of the amounts due. Except as specifically provided for in this Lease to the contrary, all Rent shall be paid without offset, recoupment or deduction in lawful money of the United States of America to Landlord at Landlord’s Address for Payment of Rent as set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate.

3.4                                 Intentionally Deleted.

4.                                       RENTAL TAXES. Tenant shall pay to Landlord with each installment of Rent the amount of any gross receipts, transaction privilege, sales, excise or similar tax, exclusive of any income tax, payable by Landlord on account of this Lease or Tenant’s payment of such items to, or on behalf of, Landlord.

5.                                       USE AND COMPLIANCE WITH LAWS.

5.1                                 Use. The Premises shall be used and occupied solely for general business office purposes for Tenant’s mortgage and information technology departments and for no other use or purpose. Tenant shall comply with all present and future Laws relating to Tenant’s use or occupancy of the Premises (and make any repairs, alterations or improvements as required to comply with all such Laws), and shall observe the Building Rules (as defined in Section 27 - Rules and Regulations). Tenant shall not do, bring, keep or sell anything in or about the Premises that is prohibited by, or that will cause a cancellation of or an increase in the existing premium for, any insurance policy covering the Property or any part thereof. Tenant shall not permit the Premises to be occupied or used in any manner that will constitute waste or a nuisance, or disturb the quiet enjoyment of or otherwise annoy other tenants in the Building. Except as may be provided in the Construction Rider, Tenant shall not, without the prior consent of Landlord, (i) bring into the Building or the Premises anything that may cause substantial noise, odor or vibration, overload the floors in the Premises or the Building or any of the heating, ventilating and air-conditioning (“HVAC”), mechanical, elevator, plumbing, electrical, fire protection, life safety, security or other systems in the Building (“Building Systems”), or jeopardize the structural integrity of the Building or any part thereof; (ii) connect to the utility systems of the Building any apparatus, machinery or other equipment other than typical office equipment; or (iii) connect to any electrical circuit in the Premises any equipment or other load with aggregate electrical power requirements in excess of 80% of the rated capacity of the circuit.

5.2                                 Hazardous Materials.

(a)          Definitions.

1)              “Hazardous Materials” shall mean any substance: (A) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, pollutant or contaminant under, any governmental statute, code, ordinance, regulation, rule or order, and any amendment thereto, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.  §9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., or (B) that is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous, including gasoline, diesel fuel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation.

2)              “Environmental Requirements” shall mean all present and future Laws, orders, permits, licenses, approvals, authorizations and other requirements of any kind applicable to Hazardous Materials.

3) “Handled by Tenant” and “Handling by Tenant” shall mean and refer to any installation, handling, generation, storage, use, disposal, discharge, release, abatement, removal, transportation, or any other activity of any type by Tenant or its agents, employees, contractors, licensees, assignees, sublessees, transferees or representatives (collectively, “Representatives”) or its guests, customers, invitees, or visitors (collectively, “Visitors”), at or about the Premises in connection with or involving Hazardous Materials.

4) “Environmental Losses” shall mean all costs and expenses of any kind, damages (including foreseeable and unforeseeable consequential damages), fines and penalties incurred in connection with any violation of or compliance with Environmental Requirements, and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Premises or the Property.

(b)                     Tenant’s Covenants. No Hazardous Materials shall be Handled by Tenant at or about the Premises or Property without Landlord’s prior written consent, which consent may be granted, denied, or conditioned upon compliance with Landlord’s requirements, all in Landlord’s absolute discretion. Notwithstanding the foregoing, normal quantities and use of those Hazardous Materials customarily used in the conduct of general office activities, such as copier fluids and cleaning supplies (“Permitted Hazardous Materials”), may be used and stored at the Premises without Landlord’s prior written consent, provided that Tenant’s activities at or about the Premises and Property and the Handling by Tenant of all Hazardous Materials shall comply at all times with all Environmental Requirements. At the expiration or termination of the Lease, Tenant shall promptly remove from the Premises and Property all Hazardous Materials Handled by Tenant at the Premises or the Property. Tenant shall keep Landlord fully and promptly informed of all Handling by Tenant of Hazardous Materials other than Permitted Hazardous Materials. Tenant shall be responsible and liable for the compliance with all of the provisions of this Section by all of Tenant’s Representatives and Visitors, and all of Tenant’s obligations under this Section (including its indemnification obligations under paragraph (e) below) shall survive the expiration or termination of this Lease.

(c)                      Compliance. Tenant shall at Tenant’s expense promptly take all actions required by any governmental agency or entity in connection with or as a result of the Handling by Tenant of Hazardous Materials at or about the Premises or the Property, including inspection and testing, performing all cleanup, removal and remediation work required with respect to those Hazardous Materials, complying with all closure requirements and post-closure monitoring, and filing all required reports or plans. All of the foregoing work and all Handling by Tenant of all Hazardous Materials shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and in a manner that will not interfere with any other tenant’s quiet enjoyment of the Property or Landlord’s use, operation, leasing and sale of the Property. Tenant shall deliver to Landlord prior to delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, manifests, closure or remedial action plans, notices, and all other documents relating to the Handling by Tenant of Hazardous Materials at or about the Premises or the Property. If any lien attaches to the Premises or the Property in connection with or as a result of the Handling by Tenant of Hazardous Materials, and if Tenant does not cause the same to be released, by payment, bonding or otherwise, within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released and any sums expended by Landlord (plus Landlord’s administrative costs) in connection therewith shall be payable by Tenant on demand.

(d)                     Landlord’s Rights. Landlord shall have the right, but not the obligation, to enter the Premises at any reasonable time (i) to confirm Tenant’s compliance with the provisions of this Section 5.2, and (ii) to perform Tenant’s obligations under this Section if Tenant has failed to do so after reasonable notice to Tenant. Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Premises and review the Handling by Tenant of Hazardous Materials, including review of all permits, reports, plans, and other documents regarding same. Tenant shall pay to Landlord on demand the costs of Landlord’s consultants’ fees and all costs incurred by Landlord in performing Tenant’s obligations under this

Section. Landlord shall use reasonable efforts to minimize any interference with Tenant’s business caused by Landlord’s entry into the Premises, but Landlord shall not be responsible for any interference caused thereby.

(e)                      Tenant’s Indemnification. Tenant agrees to indemnify, defend, protect and hold harmless Landlord and its partners or members and its or their partners, members, directors, officers, shareholders, employees and agents from all Environmental Losses and all other claims, actions, losses, damages, liabilities, costs and expenses of every kind, including reasonable attorneys’, experts’ and consultants’ fees and costs, incurred at any time and arising from or in connection with the Handling by Tenant of Hazardous Materials at or about the Property or Tenant’s failure to comply in full with all Environmental Requirements with respect to the Premises.

(f)                        Landlord’s Representations. Landlord represents to Tenant that the Base Building does not contain any Hazardous Materials other than insubstantial amounts, if any, in quantities not having any materially adverse effect on Tenant’s health and safety, and that Landlord has not released any Hazardous Materials onto the Property in violation of Environmental Requirements. Landlord is making no further representations to Tenant with respect to Hazardous Materials.

5.3                                Americans With Disabilities Act. The parties agree that the liabilities and obligations of Landlord and Tenant under that certain federal statute commonly known as the Americans With Disabilities Act, as well as the regulations and accessibility guidelines promulgated thereunder, as each of the foregoing is supplemented or amended from time to time (collectively, the “ADA”), shall be apportioned as follows:

(a)                      Except as otherwise provided in (c) below, if the structural elements of the Premises or any other portion of the Base Building (as defined in the Construction Rider) are not in compliance with the public accommodations provisions of the ADA on the Commencement Date, including lavatory facilities, such nonconformity shall be promptly made to comply by Landlord.

(b)                     Except as otherwise provided in (c) below, from and after the commencement date of the Lease, Tenant covenants and agrees to conduct its operations within the Premises in compliance with the ADA. If any of the Premises fails to comply with the ADA, such nonconformity shall be promptly made to comply by Tenant. In the event that Tenant elects to undertake any alterations to, for or within the Premises, including initial build-out work, Tenant agrees to cause such alterations to be performed and constructed in compliance with the ADA.

(c)                      Notwithstanding the foregoing, Tenant shall cause all parts of the Premises, the Building or the Project designed by Tenant or its own architects, space planners and designers (“Tenant Design”) to comply with the ADA, and Landlord shall have no responsibility therefor or liability for any noncompliance resulting from Tenant Design.

6.                                       TENANT IMPROVEMENTS AND ALTERATIONS.

6.1                                 Landlord and Tenant shall perform their respective obligations with respect to design and construction of any improvements to be constructed and installed in the Premises as provided in the Construction Rider attached hereto as Exhibit C. Except for (i) any improvements to be constructed by Tenant as provided in the Construction Rider and (ii) non-structural alterations not affecting the Building Systems and costing less than $50,000.00 in the aggregate (for which no Landlord consent shall be required), Tenant shall not make any alterations, improvements or changes to the Premises, including installation of any security system or telephone or data communication wiring (“Alterations”), without Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed; provided, however, that it shall in all events be reasonable for Landlord to withhold such consent if the proposed Alterations affect the structure of the Building and/or any of the Building Systems. Any such Alterations shall be completed by Tenant at Tenant’s sole cost and expense: (i) with due diligence, in a good and workmanlike manner, using new materials; (ii) in compliance with plans and specifications approved by Landlord; (iii) in compliance with the construction rules and regulations promulgated by Landlord from time to time; (iv) in accordance with all applicable Laws (including all work, whether structural or non-structural, inside or outside the Premises, required to comply fully with all applicable Laws and necessitated by Tenant’s work); and (v) subject to all conditions which Landlord may in Landlord’s reasonable discretion impose. Such conditions may include requirements for Tenant to: (i) provide payment or performance bonds or additional insurance (from Tenant or Tenant’s contractors, subcontractors or design professionals); (ii) use contractors or subcontractors designated by Landlord (provided that such contractors or sub-contractors priced competitively with others chosen by Tenant); and (iii) remove all or part of the Alterations prior to or upon expiration or termination of the Term, as designated by Landlord prior to the commencement of such Alterations. If any work outside the Premises, or any work on or adjustment to any of the Building Systems, is required in connection with or as a result of Tenant’s work, such work shall be performed at Tenant’s expense by contractors designated by Landlord (provided that such contractors or sub-contractors are priced competitively with market rates). Landlord’s right to review and approve (or withhold approval of) Tenant’s plans, drawings, specifications, contractor(s) and other aspects of construction work proposed by Tenant is intended solely to protect Landlord, the Property and Landlord’s interests. No approval or consent by Landlord shall be deemed or construed to be a representation or warranty by Landlord as to the adequacy, sufficiency, fitness or suitability of the proposed Alterations or compliance thereof with applicable Laws or other requirements. Except as otherwise provided in Landlord’s consent, all Alterations shall upon installation become part of the realty and be the property of Landlord.

6.2                                 Before making any Alterations, Tenant shall submit to Landlord for Landlord’s prior approval reasonably detailed final plans and specifications prepared by a licensed architect or engineer, a copy of the construction contract, including the name of the contractor and all subcontractors proposed by Tenant to make the Alterations, and a copy of the contractor’s license. Tenant shall reimburse Landlord upon demand for any reasonable expenses incurred by

Landlord in connection with any Alterations made by Tenant, including reasonable fees charged by Landlord’s contractors or consultants to review plans and specifications prepared by Tenant and to update the existing as-built plans and specifications of the Building to reflect the Alterations. Tenant shall obtain all applicable permits, authorizations and governmental approvals and deliver copies of the same to Landlord before commencement of any Alterations.

6.3                                 Tenant shall keep the Premises and the Property free and clear of all mechanics’, materialmen’s, contractors’ or other liens arising out of any work performed, materials furnished or obligations incurred by Tenant. If any such lien attaches to the Premises or the Property, and Tenant does not cause the same to be released by payment, bonding or otherwise within ten (10) days after notice of the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released, and any sums expended by Landlord (plus Landlord’s administrative costs) in connection therewith shall be payable by Tenant on demand with interest thereon from the date of expenditure by Landlord at the Interest Rate (as defined in Section 16.2 -Interest). Tenant shall give Landlord at least ten (10) business days’ notice prior to the commencement of any Alterations and cooperate with Landlord in posting and maintaining notices of non-responsibility in connection therewith.

6.4                                 Subject to the provisions of Section 5 - Use and Compliance with Laws and the foregoing provisions of this Section, Tenant may install and maintain furnishings, equipment, movable partitions, business equipment and other trade fixtures (“Trade Fixtures”) in the Premises, provided that the Trade Fixtures do not become an integral part of the Premises or the Building, without first obtaining approval from Landlord. Tenant shall promptly repair any damage to the Premises or the Building caused by any installation or removal of such Trade Fixtures.

7.                                       MAINTENANCE AND REPAIRS.

7.1                                 By taking possession of the Premises, Tenant agrees that the Premises are then in a good and tenantable condition. During the Term, Tenant at Tenant’s expense but under the direction of Landlord, shall repair and maintain the Premises, including the interior walls, floor coverings, ceiling (ceiling tiles and grid), Tenant Improvements, Alterations, fire extinguishers, outlets and fixtures, and any appliances (including dishwashers, hot water heaters and garbage disposers) in the Premises, in a first class condition, and keep the Premises in a clean, safe and orderly condition.

7.2                                 Landlord shall maintain or cause to be maintained in reasonably good order, condition and repair, the structural portions of the roof, foundations, floor slab and exterior walls of the Building, the Building Systems, and the public and common areas of the Property; provided, however, that Tenant shall pay the cost of repairs for any damage occasioned by Tenant’s use of the Premises or the Property or any act or omission of Tenant or Tenant’s Representatives or Visitors, to the extent (if any) not covered by Landlord’s property insurance. Landlord shall be under no obligation to inspect the Premises. Tenant shall promptly report in writing to Landlord any defective condition known to Tenant which Landlord is required to repair.

7.3                                 Landlord hereby reserves the right, at any time and from time to time, without liability to Tenant, and without constituting an eviction, constructive or otherwise, or entitling Tenant to any abatement of rent or to terminate this Lease or otherwise releasing Tenant from any of Tenant’s obligations except as may be specifically provided for under this Lease:

(a)                      To make alterations, additions, repairs, improvements to or in, or to decrease the size of area of, all or any part of the Building, the fixtures and equipment therein, and the Building Systems, so long as such alterations, additions, repairs and improvements do not alter the size of the Premises or materially interfere with Tenant’s use and enjoyment of the Premises, excepting only temporary inconvenience or interference reasonably necessary and unavoidable as a result of the necessity of such alterations, additions, repairs or improvements;

(b)                     To change the Building’s name, provided that the name shall not be the name of a competitor of Tenant or a Tenant Affiliate;

(c)                      To install and maintain any and all signs on the exterior and interior of the Building, subject to the provisions of this Lease;

(d)                     To reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, lay-out and nature of the common areas and other tenancies and premises in the Property, and to create additional rentable areas through use or enclosure of common areas; and

If any governmental authority promulgates or revises any Law or imposes mandatory or voluntary controls or guidelines on Landlord or the Property relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions or reduction or management of traffic or parking on the Property (collectively “Controls”), to comply with such Controls, whether mandatory or voluntary, or make any alterations to the Property related thereto.

8.                                      TENANT’S PERSONAL PROPERTY TAXES. Tenant shall pay prior to delinquency all taxes levied by any governmental authority on Tenant’s personal property including, but not limited to, unsecured personal property taxes.

9.                                      UTILITIES AND SERVICES.

9.1                                 Description of Services. Landlord shall furnish to the Premises: reasonable amounts of heat, ventilation and air-conditioning during the Business Hours specified in the Basic Lease Information (“Business Hours”) on weekdays and Saturday except public holidays (“Business Days”); reasonable amounts of electricity; janitorial services five days a week (except public holidays); and hot and cold water from standard outlets for lavatory, restroom and drinking purposes. Landlord shall also provide the Building with normal fluorescent lamp replacement, window washing, elevator service, and common area toilet room supplies. Any additional utilities or services that Landlord may agree to provide (including lamp or tube replacement for other than Building Standard lighting fixtures) shall be at Tenant’s sole expense. Landlord will provide the following utility connections: 1600 AMPS at 277/480, 3 phase, 4 wire, 50,000 A.I.C. NEMA 1, which will be provided to the second (2nd) floor of the Building via the Project’s SES and distributed to such second (2nd) floor at Distribution Panel #2, which is located on such second (2nd) floor. Notwithstanding the foregoing, all step-down transformers shall be provided by Tenant, at Tenant’s sole cost and expense, in order to distribute the available power per the Tenant Improvements as defined in the Construction Rider.

9.2                                 Payment for Additional Utilities and Services.

(a)                      Upon request by Tenant in accordance with the procedures established by Landlord from time to time for furnishing HVAC service at times other than Business Hours on Business Days, Landlord shall furnish such service to Tenant and Tenant shall pay for such services on an hourly basis at the then prevailing rate established for the Building by Landlord (which rate is $8.00 per hour per zone as of the date of this Lease), which usage by Tenant shall be reasonably estimated by Landlord.

(b)                     If the temperature otherwise maintained in any portion of the Premises by the HVAC systems of the Building is affected as a result of (i) any lights, machines or equipment used by Tenant in the Premises, or (ii) the occupancy of the Premises by more than one person per 150 square feet of rentable area, then Landlord shall have the right to install any machinery or equipment reasonably necessary to restore the temperature, including modifications to the standard air-conditioning equipment. The cost of any such equipment and modifications, including the cost of installation and any additional cost of operation and maintenance of the same, shall be paid by Tenant to Landlord upon demand.

(c)                      If Tenant’s usage of electricity, water or any other utility service exceeds the use of such utility Landlord determines to be typical, normal and customary for the Building, Landlord may determine the amount of such excess use by any reasonable means (including the installation at Landlord’s request but at Tenant’s expense of a separate meter or other measuring device) and charge Tenant for the cost of such excess usage. In addition, Landlord may impose a reasonable charge for the use of any additional or unusual janitorial services required by Tenant because of any unusual Tenant Improvements or Alterations, the carelessness of Tenant or the nature of Tenant’s business (including hours of operation).

9.3                                Interruption of Services. Subject to Section 9.4 below, in the event of an interruption in or failure or inability to provide any services or utilities to the Premises or Building for any reason (a “Service Failure”), such Service Failure shall not, regardless of its duration, impose upon Landlord any liability whatsoever, constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant’s obligations under this Lease. Tenant waives the protection of any statute or rule of law that gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon a Service Failure.

9.4                                 Abatement. Notwithstanding the foregoing, if there is a Service Failure which is (a) specific to the Building and/or Property (as opposed to an interruption or curtailment in essential services which extends beyond the Building or Property), (b) causes the Premises to be untenantable, (c) is caused solely by Landlord, and (d) lasts for more than five (5) consecutive Business Days after Landlord has notice of such Service Failure or otherwise prevents Tenant from reasonably being able to access the Premises for more than five (5) consecutive Business Days after notice to Landlord, then Tenant will be entitled to an abatement of Basic Rent as provided in this Section 9.4. If Tenant properly delivers such an abatement notice to Landlord, and the untenantability caused by the interruption is not remedied within such five (5) Business Day period, then, subject to the following sentence, Tenant shall thereafter be entitled to an abatement of Basic Rent and Additional Rent (in proportion to the portion of the Premises rendered untenantable by Service Failure) until such service is restored. Notwithstanding the foregoing, if Basic Rent and Additional Rent are abated pursuant to the preceding sentence for a period of ninety (90) consecutive days, then, unless otherwise mutually agreed to in writing between Landlord and Tenant, Tenant shall elect, in writing delivered to Landlord within ten (10) Business Days following the expiration of such 90-day period, to either terminate this Lease as of the date of such notice or commence paying full Basic Rent and Additional Rent from and after the date of such notice as otherwise provided under this Lease. In the event Tenant fails to provide such written notice within the aforementioned 10-Business Day period, then in that event Tenant will be deemed to have elected not to terminate this Lease and, unless otherwise mutually agreed to in writing between Landlord and Tenant, will immediately return to paying full Basic Rent and Additional Rent as otherwise provided under this Lease.

10.                                 EXCULPATION AND INDEMNIFICATION.

10.1                           Landlord’s Indemnification of Tenant. Landlord shall indemnify, protect, defend and hold Tenant harmless from and against any claims, actions, liabilities, damages, costs or expenses, including reasonable attorneys’ fees and costs incurred in defending against the same (“Claims”), asserted by any third party against Tenant which arise out of (i) any bodily injury, death or property damage occurring to such third parties at the Project (other than within the Premises) to the extent caused by the willful misconduct or negligent acts of Landlord or its authorized representatives and are not caused in whole or in part by Tenant and (ii) Landlord’s uncured breach of any representation, warranty or obligation under this Lease.

10.2                           Tenant’s Indemnification of Landlord. Tenant shall indemnify, protect, defend and hold Landlord and Landlord’s authorized representatives harmless from and against Claims arising from (a) the acts or omissions of Tenant or Tenant’s Representatives or Visitors in or about the Property, or (b) any construction or other work undertaken by Tenant on the Premises (including any design defects), or (c) any breach or default or occurrence of Tenant Delay under this Lease by Tenant, or (d) any loss, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the Premises during the Term, excepting only Claims described in this clause (d) to the extent they are caused by the willful misconduct or negligent acts of Landlord or its authorized representatives.

10.3                           Damage to Tenant and Tenant’s Property. Landlord shall not be liable to Tenant for any loss, injury or other damage to Tenant or to Tenant’s property in or about the Premises or the Property from any cause (including defects in the Property or in any equipment in the Property; fire, explosion or other casualty; bursting, rupture, leakage or overflow of any plumbing or other pipes or lines, sprinklers, tanks, drains, drinking fountains or washstands in, above, or about the Premises or the Property; or acts of other tenants in the Property) unless caused by the gross negligence or willful misconduct of Landlord or its employees or agents. Notwithstanding any other provision of this Lease to the contrary, in no event shall Landlord be liable to Tenant for any punitive or consequential damages or damages for loss of business by Tenant.

10.4                           Survival. The obligations of the parties under this Section 10 shall survive the expiration or termination of this Lease.

11.                                INSURANCE.

11.1                          Tenant’s Insurance.

(a)                      Liability Insurance. Tenant shall maintain in full force throughout the Term commercial general liability insurance providing coverage on an occurrence form basis with limits of not less than Two Million Dollars ($2,000,000.00) each occurrence for bodily injury and property damage combined, Two Million Dollars ($2,000,000.00) annual general aggregate, and Two Million Dollars ($2,000,000.00) products and completed operations annual aggregate. Tenant’s liability insurance policy or policies shall: (i) include premises and operations liability coverage, products and completed operations liability coverage, broad form property damage coverage, including completed operations, blanket contractual liability coverage, including, to the maximum extent possible, coverage for the indemnification obligations of Tenant under this Lease, and personal and advertising injury coverage; (ii) provide that the insurance company has the duty to defend all insureds under the policy; (iii) provide that defense costs are paid in addition to and do not deplete any of the policy limits; and (iv) cover liabilities arising out of or incurred in connection with Tenant’s use or occupancy of the Premises or the Property. Each policy of liability insurance required by this Section shall: (i) contain a cross liability endorsement or separation of insureds clause; (ii) provide that any waiver of subrogation rights or release prior to a loss does not void coverage; (iii) provide that it is primary to and not contributing with, any policy of insurance carried by Landlord covering the same loss; (iv) provide that any failure to comply with the reporting provisions shall not affect coverage provided to Landlord or its partners, property managers or Mortgagees (as defined below); and (v) name Landlord and its partners, the Property Manager identified in the Basic Lease Information (the “Property Manager”), and such other parties in interest as Landlord may from time to time designate to Tenant in writing, as additional insureds. Such additional insureds shall be provided at least the same extent of coverage as is provided to Tenant under such policies. All endorsements effecting such additional insured status shall be at least as broad as additional insured endorsement form number CG 20 11 11 85 promulgated by the Insurance Services Office.

(b)                     Property Insurance. Tenant shall at all times maintain in effect with respect to any Alterations and Tenant’s Trade Fixtures and personal property, commercial property insurance providing coverage, on an “all risk” or “special form” basis, in an amount equal to at least 90% of the full replacement cost of the covered property. Tenant may carry such insurance under a blanket policy, provided that such policy provides coverage equivalent to a separate policy. During the Term, the proceeds from any such policies of insurance shall be used for the repair or replacement of the Alterations, Trade Fixtures and personal property so insured. Landlord shall be provided coverage under such insurance to the extent of its insurable interest and, if requested by Landlord, both Landlord and Tenant shall sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss under such insurance. Landlord will have no obligation to carry insurance on any Alterations or on Tenant’s Trade Fixtures or personal property.

(c)                      Requirements For All Policies. Each policy of insurance required under this Section 11.1 shall: (i) be in a form, and written by an insurer, reasonably acceptable to Landlord, (ii) be maintained at Tenant’s sole cost and expense, and (iii) require at least thirty (30) days’ written notice to Landlord prior to any cancellation, nonrenewal or modification of insurance coverage. Insurance companies issuing such policies shall have rating classifications of “A” or better and financial size category ratings of “VII” or better according to the latest edition of the A.M. Best Key Rating Guide. All insurance companies issuing such policies shall be admitted carriers licensed to do business in the state where the Property is located. To the extent Tenant does not self-insure as permitted under subsection (f) below, any deductible amount under such insurance shall not exceed $5,000. Tenant shall provide to Landlord, upon request, evidence that the insurance required to be carried by Tenant pursuant to this Section, including any endorsement effecting the additional insured status, is in full force and effect and that premiums therefor have been paid.

(d)                     Updating Coverage. Tenant shall increase the amounts of insurance as required by any Mortgagee and, not more frequently than once every three (3) years, as recommended by Landlord’s insurance broker, if, in the opinion of either of them, the amount of insurance then required under this Lease is not adequate. Any limits set forth in this Lease on the amount or type of coverage required by Tenant’s insurance shall not limit the liability of Tenant under this Lease.

(e)                      Certificates of Insurance. Prior to occupancy of the Premises by Tenant, and not less than thirty (30) days prior to expiration of any policy thereafter, Tenant shall furnish to Landlord a certificate of insurance reflecting that the insurance required by this Section is in force, accompanied by an endorsement showing the required additional insureds satisfactory to Landlord in substance and form. Notwithstanding the requirements of this paragraph, Tenant shall at Landlord’s request provide to Landlord a certified copy of each insurance policy required to be in force at any time pursuant to the requirements of this Lease or its Exhibits.

(f)                                    Self-Insurance. Subject to the provisions of this subsection (f), Tenant may self-insure under a commercially reasonable self-insurance program with respect to the insurance coverages set forth in subsection (b) above. Tenant must demonstrate to Landlord’s satisfaction at the beginning of each calendar year of such self insurance that Tenant maintains a tangible net financial worth of at least $100,000,000. Tenant will, to the fullest extent allowable under the applicable laws, indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless Landlord from and against any and all claims that would have been covered by the insurance replaced by the self-insurance. Such self-insurance will not affect any waivers, releases or limitations of liability of Landlord set forth in this Lease. If Tenant elects to self-insure, Tenant will deliver written notice to Landlord (a) detailing the coverages being self insured; (b) setting forth the amount, limits, and scope of the self insurance for each such coverage (which will not be less than those required herein); (c) demonstrating such tangible net worth; and (d) describing Tenant’s self-insurance program (including, without limitations, its funding, claim defense policies, coverage provisions, and other relevant matters). Upon Landlord’s request, Tenant will provide a certificate reasonably satisfactory to any mortgagee or assignee of Landlord setting forth the self-insured coverages and naming (as applicable) such party as an additional insured and/or loss payee, as its interests may appear.

11.2                         Landlord’s Insurance. During the Term, to the extent such coverages are available at a commercially reasonable cost, Landlord shall maintain in effect insurance on the Building with responsible insurers, on an “all risk” or “special form” basis, insuring the Building and the Tenant Improvements in an amount equal to at least 90% of the replacement cost thereof, excluding land, foundations, footings and underground installations. Landlord may, but shall not be obligated to, carry insurance against additional perils and/or in greater amounts.

11.3                         Mutual Waiver of Right of Recovery and Waiver of Subrogation. Landlord and Tenant each hereby waive any right of recovery against each other and the partners, managers, members, shareholders, officers, directors and authorized representatives of each other for any loss or damage that is covered by any policy of property insurance maintained by either party (or required by this Lease to be maintained) with respect to the Premises or the Property or any operation therein, regardless of cause, including negligence (active or passive) of the party benefiting from the waiver. If any such policy of insurance relating to this Lease or to the Premises or the Property does not permit the foregoing waiver, or if the coverage under any such policy would be invalidated as a result of such waiver, the party maintaining such policy shall obtain from the insurer under such policy a waiver of all right of recovery by way of subrogation against either party in connection with any claim, loss or damage covered by such policy.

12.           DAMAGE OR DESTRUCTION.

12.1         Landlord’s Duty to Repair.

(a)  If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty then, unless either party is entitled to and elects to terminate this Lease pursuant to Sections 12.2 - Landlord’s Right to Terminate and 12.3 - Tenant’s Right to Terminate, Landlord shall, at its expense, use reasonable efforts to repair and restore the Premises and/or the Property, as the case may be, to substantially their former condition to the extent permitted by then applicable Laws; provided, however, that in no event shall Landlord have any obligation for repair or restoration beyond the extent of insurance proceeds received by Landlord for such repair or restoration, or for any of Tenant’s personal property, Trade Fixtures or Alterations.

(b)  If Landlord is required or elects to repair damage to the Premises and/or the Property, this Lease shall continue in effect, but Tenant’s Base Rent and Additional Rent shall be abated with regard to any portion of the Premises that Tenant is prevented from using by reason of such damage or its repair from the date of the casualty until substantial completion of Landlord’s repair of the affected portion of the Premises as required under this Lease. In no event shall Landlord be liable to Tenant by reason of any injury to or interference with Tenant’s business or property arising from fire or other casualty or by reason of any repairs to any part of the Property necessitated by such casualty.

12.2         Landlord’s Right to Terminate. Landlord may elect to terminate this Lease following damage by fire or other casualty under the following circumstances:

(a)  If, in the reasonable judgment of Landlord, the Premises and the Property cannot be substantially repaired and restored under applicable Laws within one hundred eighty (180) days from the date of the casualty;

(b)  If, in the reasonable judgment of Landlord, adequate proceeds are not, for any reason, made available to Landlord from Landlord’s insurance policies (and/or from Landlord’s funds made available for such purpose, at Landlord’s sole option) to make the required repairs;

(c)  If the Building is damaged or destroyed to the extent that, in the reasonable judgment of Landlord, the cost to repair and restore the Building would exceed twenty-five percent (25%) of the full replacement cost of the Building, whether or not the Premises are at all damaged or destroyed; or

(d)  If the fire or other casualty occurs during the last year of the Term.

If any of the circumstances described in subparagraphs (a), (b), (c) or (d) of this Section 12.2 occur or arise, Landlord shall give Tenant notice within thirty (30) days after the date of the casualty, specifying whether Landlord elects to terminate this Lease as provided above and, if not, Landlord’s estimate of the time required to complete Landlord’s repair obligations under this Lease.

12.3         Tenant’s Right to Terminate. If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty, and Landlord does not elect to terminate as provided above, then Tenant may elect to terminate this Lease if (a) Landlord’s estimate of the time required to complete Landlord’s repair obligations under this Lease is greater than one hundred eighty (180) days, or (b) Tenant receives a certified, written statement from a contractor stating that repairs cannot be executed in one hundred eighty (180) days, in which event Tenant may elect to terminate this Lease by giving Landlord notice of such election to terminate within thirty (30) days after Landlord’s notice to Tenant pursuant to Section 12.2 - Landlord’s Right to Terminate or within thirty (30) days of receiving the contractor’s statement under this Section 12.3 – Tenant’s Right to Terminate.

12.4         Waiver of Statutory Rights. Tenant waives any statutory right to terminate this Lease or abate Rent because of any damage or destruction to the Premises due to fire or other casualty.

13.           CONDEMNATION.

13.1         Definitions.

(a)  “Award” shall mean all compensation, sums, or anything of value awarded, paid or received on a total or partial Condemnation.

(b)  “Condemnation” shall mean (i) a permanent taking (or a temporary taking for a period extending beyond the end of the Term) pursuant to the exercise of the power of condemnation or eminent domain by any public or quasi-public authority, private corporation or individual having such power (“Condemnor”), whether by legal proceedings or otherwise, or (ii) a voluntary sale or transfer by Landlord to any such authority, either under threat of condemnation or while legal proceedings for condemnation are pending.

(c)  “Date of Condemnation” shall mean the earlier of the date that title to the property taken is vested in the Condemnor or the date the Condemnor has the right to possession of the property being condemned.

13.2         Effect on Lease.

(a)  If the Premises are totally taken by Condemnation, this Lease shall terminate as of the Date of Condemnation. If a portion but not all of the Premises is taken by Condemnation, this Lease shall remain in effect; provided, however, that if the portion of the Premises remaining after the Condemnation will be unsuitable for

Tenant’s continued use, then, upon notice to Landlord within thirty (30) days after Landlord notifies Tenant of the Condemnation, Tenant may terminate this Lease effective as of the Date of Condemnation.

(b)  If twenty-five percent (25%) or more of the Project or of the parcel(s) of land on which the Building is situated or of the floor area in the Building is taken by Condemnation, or if as a result of any Condemnation the Building is no longer reasonably suitable for use as an office building, whether or not any portion of the Premises is taken, Landlord may elect to terminate this Lease, effective as of the Date of Condemnation, by notice to Tenant within thirty (30) days after the Date of Condemnation.

(c)  If all or a portion of the Premises is temporarily taken by a Condemnor for a period not extending beyond the end of the Term, this Lease shall remain in full force and effect.

13.3         Restoration. If this Lease is not terminated as provided in Section 13.2 - Effect on Lease, Landlord, at its expense, shall diligently proceed to repair and restore the Premises to substantially its former condition (to the extent permitted by then applicable Laws) and/or repair and restore the Building to an architecturally complete office building; provided, however, that Landlord’s obligations to so repair and restore shall be limited to the amount of any Award received by Landlord and not required to be paid to any Mortgagee. In no event shall Landlord have any obligation to repair or replace any improvements in the Premises beyond the amount of any Award received by Landlord for such repair or to repair or replace any of Tenant’s personal property, Trade Fixtures, or Alterations.

13.4         Abatement and Reduction of Rent. If any portion of the Premises is taken in a Condemnation or is rendered permanently untenantable by repairs necessitated by the Condemnation, and this Lease is not terminated, the Base Rent and Additional Rent payable under this Lease shall be proportionally reduced as of the Date of Condemnation based upon the percentage of rentable square feet in the Premises so taken or rendered permanently untenantable. In addition, if this Lease remains in effect following a Condemnation and Landlord proceeds to repair and restore the Premises, the Base Rent and Additional Rent payable under this Lease shall be abated during the period of such repair or restoration to the extent such repairs prevent Tenant’s use of the Premises.

13.5         Awards. Any Award made shall be paid to Landlord, and Tenant hereby assigns to Landlord, and waives all interest in or claim to, any such Award, including any claim for the value of the unexpired Term; provided, however, that Tenant shall be entitled to receive, or to prosecute a separate claim for, an Award for a temporary taking of the Premises or a portion thereof by a Condemnor where this Lease is not terminated (to the extent such Award relates to the unexpired Term), or an Award or portion thereof separately designated for relocation expenses or the interruption of or damage to Tenant’s business or as compensation for Tenant’s personal property, Trade Fixtures or Alterations.

14.           ASSIGNMENT AND SUBLETTING.

14.1         Landlord’s Consent Required. Tenant shall not assign this Lease or any interest therein, or sublet or license or permit the use or occupancy of the Premises or any part thereof by or for the benefit of anyone other than Tenant or a Tenant Affiliate, or in any other manner transfer all or any part of Tenant’s interest under this Lease (each and all a “Transfer”), without the prior written consent of Landlord, which consent (subject to the other provisions of this Section 14) shall not be unreasonably conditioned, withheld or delayed. The term “Tenant Affiliate” shall mean an entity controlling, controlled by, or under common control with Tenant, or a successor to Tenant by reason of merger or consolidation. If Tenant is a business entity, any direct or indirect transfer of twenty five percent (25%) or more of the ownership interest of the entity (whether in a single transaction or in the aggregate through more than one transaction) shall be deemed a Transfer. Notwithstanding any provision in this Lease to the contrary, Tenant shall not mortgage, pledge, hypothecate or otherwise encumber this Lease or all or any part of Tenant’s interest under this Lease.

14.2         Reasonable Consent.

(a)  Prior to any proposed Transfer, Tenant shall submit in writing to Landlord (i) the name and legal composition of the proposed assignee, subtenant, user or other transferee (each a “Proposed Transferee”); (ii) the nature of the business proposed to be carried on in the Premises; (iii) such reasonable financial and other information concerning the Proposed Transferee as Landlord may request; and (iv) a copy of the proposed assignment, sublease or other agreement governing the proposed Transfer. Within fifteen (15) Business Days after Landlord receives all such information, it shall notify Tenant whether it approves or disapproves such Transfer or if it elects to proceed under Section 14.6 - Landlord’s Right to Space.

(b)  Tenant acknowledges and agrees that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold consent where (i) the Proposed Transferee does not intend itself to occupy the entire portion of the Premises that is the subject of such Transfer, (ii) Landlord disapproves of the Proposed Transferee’s business operating ability or history, reputation or creditworthiness or the character of the business to be conducted by the Proposed Transferee at the Premises, (iii) the proposed Transfer would violate any “exclusive” rights of any tenants in the Project or any use restrictions governing the Project, (iv) Landlord or Landlord’s agent has shown space in the Building to the Proposed Transferee, or responded to any inquiries from the Proposed Transferee or the Proposed Transferee’s agent concerning availability of space in the Building, at any time within the preceding nine months and space remains available within the Building which is substantially as large as the portion of the Premises contemplated to be occupied by the Proposed Transferee, or (v) Landlord otherwise determines that the proposed Transfer would have the effect of decreasing the value of the Building or increasing the expenses associated with operating, maintaining and repairing the Property. In no event may

Tenant publicly offer or advertise all or any portion of the Premises for assignment or sublease at a rental less than that then sought by Landlord for a direct lease (non-sublease) of comparable space in the Project.

14.3         Excess Consideration. If Landlord consents to a Transfer, Tenant shall pay to Landlord as additional rent, within ten (10) days after receipt by Tenant, any consideration paid by any transferee (the “Transferee”) for the Transfer, including, in the case of a sublease, fifty percent (50%) of the excess of the rent and other consideration payable by the subtenant (net of Tenant’s reasonable, documented out-of-pocket leasing costs and commissions incurred in connection with the sublease) over the amount of Base Rent and Additional Rent payable hereunder applicable to the subleased space.

14.4         No Release Of Tenant. No Transfer (nor any consent by Landlord to any Transfer), including, without limitation, a Transfer to a Tenant Affiliate, shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such Transfer. Each Transferee shall be jointly and severally liable with Tenant (and Tenant shall be jointly and severally liable with each Transferee) for the payment of Rent (or, in the case of a sublease, rent in the amount set forth in the sublease) and for the performance of all other terms and provisions of this Lease. The consent by Landlord to any Transfer shall not relieve Tenant or any such Transferee from the obligation to obtain Landlord’s express prior written consent to any subsequent Transfer by Tenant or any Transferee. The acceptance of rent by Landlord from any other person (whether or not such person is an occupant of the Premises) shall not be deemed to be a waiver by Landlord of any provision of this Lease or a consent to any Transfer.

14.5         Effectiveness of Transfer. Prior to the date on which any permitted Transfer (whether or not requiring Landlord’s consent) becomes effective, Tenant shall deliver to Landlord a counterpart of the fully executed Transfer document and Landlord’s standard form of Consent to Assignment or Consent to Sublease executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations pursuant to this Lease. Failure or refusal of a Transferee to execute any such instrument shall not release or discharge the Transferee from liability as provided herein. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases.

14.6         Intentionally Deleted.

14.7         Assignment of Sublease Rents. Subject to Section 14.3, Tenant hereby absolutely and irrevocably assigns to Landlord any and all rights to receive rent and other consideration from any sublease and agrees that Landlord, as assignee or as attorney-in-fact for Tenant for purposes hereof, or a receiver for Tenant appointed on Landlord’s application may (but shall not be obligated to) collect such rents and other consideration and apply the same toward Tenant’s obligations to Landlord under this Lease; provided, however, that Landlord grants to Tenant at all times prior to occurrence of any breach or default by Tenant a revocable license to collect such rents (which license shall automatically and without notice be and be deemed to have been revoked and terminated immediately upon any Event of Default).

14.8         Costs. Tenant will pay to Landlord, as additional rent, all costs and expenses Landlord actually incurs in connection with any proposed Transfer, including, without limitation, reasonable attorneys’ fees and costs, regardless whether Landlord consents to the Transfer.

15.           DEFAULT AND REMEDIES.

15.1         Events of Default by Tenant. The occurrence of any of the following shall constitute an “Event of Default” by Tenant:

(a)  Tenant fails to make any payment of Rent when due, or any amount required to replenish the Security Deposit, if payment in full is not received by Landlord within five (5) days after written notice to Tenant that it is due; provided, however, that such failure will not constitute an Event of Default hereunder on the first late payment in any calendar year during the Term so long as that payment is made within five (5) days of Tenant’s receipt of a follow-up notice of nonpayment from Landlord.

(b)  Intentionally Deleted.

(c)  Tenant fails timely to deliver any subordination document, estoppel certificate or financial statement requested by Landlord within the applicable time period specified in Sections 20 - Encumbrances - and 21 - Estoppel Certificates and Financial Statements - below.

(d)  Tenant violates the restrictions on Transfer set forth in Section 14 - Assignment and Subletting.

(e)  Tenant ceases doing business as a going concern; makes an assignment for the benefit of creditors; is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of a petition) seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors’ rights; all or substantially all of Tenant’s assets are subject to judicial seizure or attachment and are not released within 30 days, or Tenant consents to or acquiesces in the appointment of a trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant’s assets; or there is a material adverse change in Tenant’s financial condition.

(f)  Tenant fails, within thirty (30) days after the commencement of any proceedings against Tenant seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors’ rights, to have such proceedings dismissed, or Tenant fails, within thirty (30) days after an appointment, without

Tenant’s consent or acquiescence, of any trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant’s assets, to have such appointment vacated.

(g)  Tenant fails to perform or comply with any provision of this Lease other than those described in (a) through (f) above, and does not fully cure such failure within fifteen (15) days after notice to Tenant.

15.2         Landlord’s Remedies. Upon the occurrence of an Event of Default, Landlord shall have the following rights and remedies, which rights and remedies shall be cumulative and not exclusive, and which shall be in addition to all other rights and remedies now or hereafter allowed by law or in equity, and which may be exercised without further notice or demand:

(a)  Landlord may cure the Event of Default at Tenant’s expense. If Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse Landlord upon demand for the amount of such payment or expense with interest at the Interest Rate from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant.

(b)  Landlord may terminate Tenant’s right to possess the Premises by any lawful means.

(c)  Landlord may, by giving written notice to Tenant, terminate this Lease.

(d)  Upon a termination of Tenant’s right to possess the Premises or a termination of this Lease, (i) Tenant shall immediately surrender possession of the Premises to Landlord and shall remove all of its property therefrom, (ii) Landlord may re-enter the Premises in the manner provided by law, (iii) Landlord may relet all or any portion of the Premises to one or more third parties on such terms as Landlord determines in its sole and unfettered discretion, and (iv) Landlord may, at its election, remove all or any portion of Tenant’s property from the Premises and place the same in storage at the sole expense and risk of Tenant.

(e)  If Landlord exercises any of the remedies stated above, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, as current damages for the applicable Event of Default, all damages incurred by Landlord by reason of the Event of Default, which shall include, without limitation, (i) an amount equal to the Rent payable under this Lease by Tenant for the remainder of the Term (assuming this Lease had not been terminated), less (ii) the net proceeds of any reletting of the Premises by Landlord after deducting all of Landlord’s expenses in connection with such reletting, which shall include, without limitation, repossession costs, repairs, redecorating, refurbishments and improvements to the Premises, brokerage commissions, attorneys’ fees, and legal expenses (such expenses in connection with such reletting only to be deducted from net proceeds of such reletting if this Lease is terminated as a result of an Event of Default prior to the final eighteen (18) months of the Term). Tenant shall pay such current damages to Landlord, in the amount set forth in the preceding sentence (hereinafter called the “Deficiency”), in monthly installments on the days on which Base Rent would have been payable under this Lease if this Lease were still in effect.

(f)  If Landlord exercises any of the remedies stated above, and regardless of whether Landlord has collected any Deficiency, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as final damages for the applicable Event of Default, the sum of (i) the then present worth of (A) the aggregate of the Rent payable under this Lease by Tenant for the remainder of the Term (assuming this Lease had not been terminated), less (B) the amount of such loss Tenant proves could have been reasonably avoided, plus (ii) repossession costs, Landlord’s expenses in connection with any attempts it may have made to relet the Premises (which shall include, without limitation, repairs, redecorating, refurbishments and improvements to the Premises and brokerage commissions if this Lease is terminated as a result of an Event of Default prior to the final eighteen (18) months of the Term), attorneys’ fees, legal expenses, and all other damages incurred by Landlord as a result of such Event of Default. For purposes of determining such present worth, Landlord will use a discount equal to the Federal Reserve rate of the Federal Reserve Bank in San Francisco in effect at the time of the award plus one percent (1%).

(g)  Landlord may exercise its statutory lien rights and remove Tenant’s property from the Premises, which may be stored by Landlord in a public warehouse or elsewhere at the sole cost and for the account of Tenant and sold pursuant to law. If Landlord does not elect to store any or all of Tenant’s property left in the Premises, Landlord may consider such property to be abandoned by Tenant, and Landlord may thereupon dispose of such property in any manner deemed appropriate by Landlord. Any proceeds realized by Landlord on the disposal of any such property shall be applied first to offset all expenses of storage and sale, then credited against Tenant’s outstanding obligations to Landlord under this Lease, and any balance remaining after satisfaction of all obligations of Tenant under this Lease shall be delivered to Tenant.

(h)  No action of Landlord shall be construed as an election to terminate this Lease or to accept a surrender of the Premises unless written notice of such intention is given by Landlord to Tenant. Tenant shall pay all attorneys’ fees, costs and expenses incurred by Landlord in enforcing Tenant’s obligations under this Lease.

(i)  Acceptance of payment of Rent or partial payment of Rent or other partial performance, with or without Landlord’s knowledge of an Event of Default by Tenant, or failure of Landlord to take action on account of an Event of Default by Tenant or to enforce its rights under this Lease, shall not be deemed a waiver by Landlord of any Event of Default by Tenant.

15.3         Landlord’s Default.

(a) Landlord shall not be in default of this Lease unless and until Tenant has given Landlord written notice of a breach of this Lease by Landlord and Landlord shall have failed to cure such breach within thirty (30) days after Landlord’s receipt of Tenant’s notice; provided, however, that if such breach cannot reasonably be cured within such 30-day period, Landlord will have such additional time as may be reasonably necessary to cure the breach.

(b)  Upon a default by Landlord under this Lease, Tenant may pursue its rights and remedies under this Lease and Arizona law, excepting only the right of offset, deduction or termination of this Lease, unless such remedy is expressly conferred by this Lease.

16.           LATE CHARGE AND INTEREST.

16.1         Late Charge. If any payment of Rent is not received by Landlord ten (10) days after due, Tenant shall pay to Landlord, as a late charge, a sum equal to four percent (4%) of the payment(s) of Rent overdue. A late charge shall not be imposed more than once on any particular installment not paid when due, but imposition of a late charge on any payment not made when due does not eliminate or supersede late charges imposed on other (prior) payments not made when due or preclude imposition of a late charge on other installments or payments not made when due. Notwithstanding the foregoing, Tenant will not be assessed the late charge described above on the first late Rent payment in any calendar year during the Term so long as that payment is made within five (5) days of Tenant’s receipt of notice of nonpayment from Landlord.

16.2         Interest. In addition to the late charges referred to above, which are intended to defray Landlord’s costs resulting from late payments, any payment from Tenant to Landlord not paid ten (10) days after due shall bear interest from the date due until paid to Landlord by Tenant at the rate of eighteen percent (18%) per annum or the legal rate of interest in Arizona, whichever is less (the “Interest Rate”). Acceptance of any late charge and/or interest shall not constitute a waiver of Tenant’s default with respect to the overdue sum or prevent Landlord from exercising any of its other rights and remedies under this Lease.

17.           WAIVER. No provisions of this Lease shall be deemed waived unless such waiver is in writing. The waiver of any breach of any provision of this Lease shall not be deemed a waiver of such provision or of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy upon any default shall impair such right or remedy or be construed as a waiver. Landlord’s acceptance of any payments of Rent due under this

Lease shall not be deemed a waiver by Landlord of any default by Tenant under this Lease (including Tenant’s recurrent failure to timely pay Rent), and no endorsement or statement on any check or payment or in any letter or document accompanying any check or payment shall be deemed an accord and satisfaction. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant.

18.           ENTRY, INSPECTION AND CLOSURE. Upon reasonable oral or written notice to Tenant (and without notice in emergencies), Landlord and its authorized representatives may enter the Premises at all reasonable times to: (a) determine whether the Premises are in good condition, (b) determine whether Tenant is complying with its obligations under this Lease, (c) perform any maintenance or repair of the Premises or the Building that Landlord has the right or obligation to perform, (d) install or repair improvements for other tenants where access to the Premises is required for such installation or repair, (e) serve, post or keep posted any notices required or allowed under the provisions of this Lease, (f) show the Premises to prospective brokers, agents, buyers, transferees, Mortgagees, or, in the case of prospective tenants, no earlier than one (1) year prior to the Expiration Date, or (g) do any other act or thing necessary for the safety or preservation of the Premises or the Building. When reasonably necessary Landlord may temporarily close entrances, doors, corridors, elevators or other facilities in the Building without liability to Tenant by reason of such closure. Landlord shall conduct its activities under this Section in a manner that will minimize inconvenience to Tenant without incurring additional expense to Landlord. In no event shall Tenant be entitled to an abatement of Rent on account of any entry by Landlord, and Landlord shall not be liable in any manner for any inconvenience, loss of business or other damage to Tenant or other persons arising out of Landlord’s entry on the Premises in accordance with this Section. Subject to the remaining provisions of this paragraph, no action by Landlord pursuant to this paragraph shall constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of Rent or to terminate this Lease or otherwise release Tenant from any of Tenant’s obligations under this Lease. Notwithstanding the foregoing, if any such entry or closure under this Section causes the Premises to be reasonably untenantable and lasts for more than five (5) consecutive Business Days after Landlord is notified of such untenantability or otherwise prevents Tenant from being able to access the Premises for more than five (5) consecutive Business Days after notice to Landlord, Tenant will be entitled to an abatement of Basic Rent. If Tenant properly delivers such an abatement notice to Landlord, and the untenantability caused by the entry or closure is not remedied within such five (5) Business Day period, then, subject to the following sentence, Tenant shall thereafter be entitled to an abatement of Basic Rent and Additional Rent (in proportion to the portion of the Premises rendered untenantable by the entry or closure) until the Premises are again rendered tenantable. Notwithstanding the foregoing, if Basic Rent and Additional Rent are abated pursuant to the preceding sentence for a period of ninety (90) consecutive days, then, unless otherwise mutually agreed to in writing between Landlord and Tenant, Tenant shall elect, in writing delivered to Landlord within ten (10) Business Days following the expiration of such 90-day period, to either terminate this Lease as of the date of such notice or commence paying full Basic Rent and Additional Rent from and after the date of such notice as otherwise provided under this Lease. In the event Tenant fails to provide such written notice within the aforementioned 10-Business Day period, then in that event Tenant will be deemed to have elected not to terminate this Lease and, unless otherwise mutually agreed to in writing between Landlord and Tenant, will immediately return to paying full Basic Rent and Additional Rent as otherwise provided under this Lease.

19.           SURRENDER AND HOLDING OVER.

19.1         Surrender. Upon the expiration or termination of this Lease, Tenant shall surrender the Premises and all Tenant Improvements and Alterations to Landlord broom-clean and in their original condition, except for reasonable wear and tear, damage from casualty or condemnation and any changes resulting from approved Alterations; provided, however, that prior to the expiration or termination of this Lease, Tenant shall remove all telephone and other cabling installed in the Building by Tenant and remove from the Premises all Tenant’s personal property and any Trade Fixtures and all Alterations that Landlord has elected to require Tenant to remove as provided in Section 6.1 - Tenant Improvements and Alterations, and repair any damage caused by such removal. If such removal is not completed before the expiration or termination of the Term, Landlord shall have the right (but no obligation) to remove the same, and Tenant shall pay Landlord on demand for all costs of removal and storage thereof and for the rental value of the Premises for the period from the end of the Term through the end of the time reasonably required for such removal. Landlord shall also have the right to retain or dispose of all or any portion of such property if Tenant does not pay all such costs and retrieve the property within ten (10) days after notice from Landlord (in which event title to all such property described in Landlord’s notice shall be transferred to and vest in Landlord). Tenant waives all Claims against Landlord for any damage or loss to Tenant resulting from Landlord’s removal, storage, retention, or disposition of any such property. Upon expiration or termination of this Lease or of Tenant’s possession, whichever is earliest, Tenant shall surrender all keys to the Premises or any other part of the Building and shall deliver to Landlord all keys for or make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises. Tenant’s obligations under this Section shall survive the expiration or termination of this Lease.

19.2         Holding Over. If Tenant (directly or through any Transferee or other successor-in-interest of Tenant) remains in possession of the Premises after the expiration or termination of this Lease, Tenant’s continued possession shall be at the sufferance of Landlord and Tenant shall be deemed to be occupying the Premises without claim of right. In such event, Tenant shall continue to comply with or perform all the terms and obligations of Tenant under this Lease, except that the Base Rent during Tenant’s holding over shall be at one hundred fifty percent (150%) of the then-current Base Rent (on a daily basis) payable immediately prior to the expiration or termination of this Lease. In the event of any holdover without Landlord’s prior written consent, Tenant shall indemnify, defend and hold Landlord harmless from and against all Claims arising or resulting directly or indirectly from Tenant’s failure to timely surrender the Premises, including, without limitation, (i) any rent payable by or any loss, cost, or damages claimed by any tenant or prospective tenant of the Premises, and (ii) Landlord’s damages as a result of such tenant or prospective tenant rescinding its lease or refusing to enter into the prospective lease of the Premises by reason of Tenant’s failure to timely surrender the Premises.

20.           ENCUMBRANCES.

20.1         Subordination. This Lease is expressly made subject and subordinate to any mortgage, deed of trust, ground lease, development agreement, underlying lease or other encumbrance affecting any part of the Property or any interest of Landlord therein which is now existing or hereafter executed or recorded (“Encumbrance”); provided, however, that this Lease shall survive the termination of the Encumbrance by lapse of time, foreclosure or otherwise so long as Tenant is not in default under this Lease. Tenant shall execute and deliver to Landlord, within ten (10) business days after written request therefor by Landlord at any time during this Lease, any additional documents evidencing the foregoing self-effectuating subordination of this Lease and nondisturbance protection, which documents may contain such other terms as may be requested by the Mortgagee. Tenant will also execute and deliver to Landlord, promptly following Tenant’s execution of this Lease and delivery thereof to Landlord, a subordination, non-disturbance and attornment agreement in the form of Exhibit E attached hereto (“SNDA Agreement”). Landlord will use its commercially reasonable efforts to cause the Mortgagee to execute the SNDA Agreement. Upon receipt from the Mortgagee of the executed SNDA Agreement, Landlord shall promptly provide Tenant with a fully executed copy of the SNDA Agreement. If the interest of Landlord in the Property is transferred pursuant to or in lieu of proceedings for enforcement of any Encumbrance, Tenant shall immediately and automatically attorn to the new owner, and this Lease shall continue in full force and effect as a direct lease between the transferee and Tenant on the terms and conditions set forth in this Lease. Tenant waives the protection of any statute or rule of law that gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord’s interest.

20.2         Mortgagee Protection. Tenant agrees to give any holder of any Encumbrance covering any part of the Property (“Mortgagee”), by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases or otherwise) of the address of such Mortgagee. If Landlord shall have failed to cure such default within thirty (30) days from the effective date of such notice of default, then the Mortgagee shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including the time necessary to foreclose or otherwise terminate its Encumbrance, if necessary to effect such cure), and Tenant shall not pursue any remedy against Landlord so long as such cure is being diligently pursued.

21.           ESTOPPEL CERTIFICATES. Within ten (10)  business days after written request therefor, Tenant shall execute and deliver to Landlord, in a form provided by or satisfactory to Landlord, a certificate stating that this Lease is in full force and effect, describing any amendments or modifications hereto, acknowledging that this Lease is subordinate or prior, as the case may be, to any Encumbrance and stating any other information Landlord may reasonably request, including the Term, the monthly Base Rent, the date to which Rent has been paid, the amount of any security deposit or prepaid rent, whether either party hereto is in default under the terms of the Lease, and whether Landlord has completed its construction obligations hereunder (if any). Tenant irrevocably constitutes, appoints and authorizes Landlord as Tenant’s special attorney-in-fact for such purpose to complete, execute and deliver such certificate if Tenant fails timely to execute and deliver such certificate as provided above. Any person or entity purchasing, acquiring an interest in or extending financing with respect to the Property shall be entitled to rely upon any such certificate. If Tenant fails to deliver such certificate within ten (10)  business days after Landlord’s second written request therefor, Tenant shall be liable to Landlord for any damages incurred by Landlord including any profits or other benefits from any financing or attempted financing of the Property or any interest therein which are lost or made unavailable as a result, directly or indirectly, of Tenant’s failure or refusal to timely execute or deliver such estoppel certificate.

22.           NOTICES. Any notice, demand, request, consent or approval that either party desires or is required to give to the other party under this Lease shall not be effective unless it is in writing and served personally, delivered by messenger or courier service, or sent by U.S. certified mail, return receipt requested, postage prepaid, addressed to the other party at the party’s address for notices set forth in the Basic Lease Information. Any notice required pursuant to any Laws may be incorporated into, given concurrently with or given separately from any notice required under this Lease. Notices shall be deemed to have been given and be effective on the earlier of (a) receipt (or refusal of delivery or receipt); or (b) one (1) day after acceptance by the independent service for delivery, if sent by independent messenger or courier service, or three (3) days after mailing if sent by mail in accordance with this Section. Either party may change its address for notices hereunder, effective fifteen (15) days after notice to the other party complying with this Section. If Tenant sublets the Premises, notices from Landlord shall be effective on the subtenant when given to Tenant pursuant to this Section.

23.           ATTORNEYS’ FEES. In the event of any dispute between Landlord and Tenant in any way related to this Lease, and whether involving contract and/or tort claims, the non-prevailing party shall pay to the prevailing party all reasonable attorneys’ fees and costs and expenses of any type, without restriction by statute, court rule or otherwise, incurred by the prevailing party in connection with any action or proceeding (including any appeal and the enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment (collectively, “Fees”). The “prevailing party” shall be determined based upon an assessment of which party’s major arguments or positions taken in the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by the other party of its claim or defense, final decision, after any appeals, or otherwise) over the other party’s major arguments or positions on major disputed issues. Any Fees incurred in enforcing a judgment shall be recoverable separately from any other amount included in the judgment and shall survive and not be merged in the judgment. The Fees shall be deemed an “actual pecuniary loss” within the meaning of Bankruptcy Code Section 365(b)(l)(B) and, notwithstanding the foregoing, all Fees incurred by either party in any bankruptcy case filed by or against the other party, from and after the order for relief until this Lease is rejected or assumed in such bankruptcy case, will be “obligations of the debtor” as that phrase is used in Bankruptcy Code Section 365(d)(3).

24.           QUIET POSSESSION. Subject to Tenant’s full and timely performance of all of Tenant’s obligations under this Lease and subject to the terms of this Lease, including Section 20 - Encumbrances, Tenant shall have the right to occupy the Premises throughout the Term as against any persons or entities lawfully claiming by, through or under Landlord.

25.           SECURITY MEASURES. Landlord may, but shall be under no obligation to, implement security measures for the Property, such as the registration or search of all persons entering or leaving the Building, requiring identification for access to the Building, evacuation of the Building for cause, suspected cause, or for drill purposes, the issuance of magnetic pass cards or keys for Building or elevator access, and other actions that Landlord deems necessary or appropriate to prevent any threat of property loss or damage, bodily injury or business interruption; provided, however, that such measures shall be implemented in a way as not to inconvenience tenants of the Building unreasonably. If Landlord uses an access card system, Landlord may require Tenant to pay Landlord a deposit for each after-hours Building access card issued to Tenant. Tenant shall be responsible for any loss, theft or breakage of any such cards, which must be returned by Tenant to Landlord upon expiration or earlier termination of the Lease. Landlord may retain the deposit for any card not so returned. Landlord shall at all times have the right to change, alter or reduce any such security services or measures. Tenant shall cooperate and comply with, and cause Tenant’s Representatives and Visitors to cooperate and comply with, such security measures. Landlord and its agents and employees shall have no liability to Tenant or its Representatives or Visitors for the implementation or exercise of, or the failure to implement or exercise, any such security measures or for any resulting disturbance of Tenant’s use or enjoyment of the Premises.

26.           FORCE MAJEURE. “Force Majeure” shall mean Landlord’s inability to obtain equipment or building materials despite the timely and diligent effort by Landlord or its contractors to obtain such equipment and materials, acts of God, fire, earthquake, flood, rainfall or other weather-caused delays which interfere with construction, vandalism, acts or delays of public agencies or governmental bodies, or the authority under the covenants, conditions and restrictions, any moratorium on the issuance of governmental approvals or utility service connections or other similar government actions, strikes, union labor disputes or other union work stoppages, freight embargoes or inability to obtain basic materials, supplies or fuels, uncommon or unusual delays in the issuance of governmental permits or approvals, or other events beyond the reasonable control of Landlord or its contractors.

27.           RULES AND REGULATIONS. Tenant shall be bound by and shall comply with the rules and regulations attached to and made a part of this Lease as Exhibit D, as well as any reasonable rules and regulations hereafter adopted by Landlord for all tenants of the Building, upon notice to Tenant thereof (collectively, the “Building Rules”). Landlord shall not be responsible to Tenant or to any other person for any violation of, or failure to observe, the Building Rules by any other tenant or person.

28.           LANDLORD’S LIABILITY. The term “Landlord,” as used in this Lease, shall mean only the owner or owners of the Building at the time in question. In the event of any conveyance of title to the Building, then from and after the date of such conveyance, the transferor Landlord shall be relieved of all liability with respect to Landlord’s obligations to be performed under this Lease after the date of such conveyance. Notwithstanding any other term or provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord’s interest in the Building as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against Landlord’s partners or members or its or their respective partners, shareholders, members, directors, officers or managers on account of any of Landlord’s obligations or actions under this Lease.

29.           CONSENTS AND APPROVALS.

29.1         Determination in Good Faith. Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease, Landlord may, in its sole and unfettered discretion, exercise its good faith business judgment in granting or withholding such consent or approval or in making such judgment or determination without reference to any extrinsic standard of reasonableness, unless the specific provision contained in this Lease providing for such consent, approval, judgment or determination specifies that Landlord’s consent or approval is not to be unreasonably withheld, or that such judgment or determination is to be reasonable, or otherwise specifies the standards under which Landlord may withhold its consent. If it is determined that Landlord failed to give its consent where it was required to do so under this Lease, Tenant shall be entitled to injunctive relief, or other relief as may be provided for under this Lease, but shall not to be entitled to monetary damages or to terminate this Lease for such failure.

29.2         No Liability Imposed on Landlord. The review and/or approval by Landlord of any item or matter to be reviewed or approved by Landlord under the terms of this Lease or any Exhibits or Addenda hereto shall not impose upon Landlord any liability for the accuracy or sufficiency of any such item or matter or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord’s interest in the Property, and no third parties, including Tenant or the Representatives and Visitors of Tenant or any person or entity claiming by, through or under Tenant, shall have any rights as a consequence thereof.

30.           WAIVER OF RIGHT TO JURY TRIAL. Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross-complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.

31.           BROKERS. With the exception of the Landlord’s Broker and the Tenant’s Broker designated in the Basic Lease Information, Landlord and Tenant each represents and warrants to the other that it has not had any dealings with any other realtors, brokers, finders or agents in connection with this Lease and each releases and agrees to indemnify the other from and against any claim or claims, including, without limitation, costs, expenses and reasonable attorney’s fees incurred by the other in connection with such claim or claims, based on the failure or alleged failure to pay any realtors, brokers, finders or agents (other than Landlord’s Broker and the Tenant’s Broker) and from any cost, expense or liability for any compensation, commission or charges claimed by any realtors, brokers, finders or agents (other than Landlord’s Broker and the Tenant’s Broker) claiming by, through or on behalf of it with respect to this Lease or the negotiation of this

Lease. Landlord will pay the Landlord’s Broker and the Tenant’s Broker in accordance with a separate agreement between Landlord and the applicable broker.

32.           INTENTIONALLY DELETED.

33.           PARKING. Tenant is entitled to use the number of Covered Reserved Parking Spaces specified in the Basic Lease Information. Landlord will either designate such spaces as reserved spaces or will mark Tenant’s name thereon, and Landlord will not grant any other tenant the right to use such spaces; provided, however, that Landlord will have no obligation to prevent unauthorized persons from using such Covered Reserved Parking Spaces. During the Initial Term, Tenant will pay to Landlord, concurrently with each payment of Base Rent, a fee of $35.00 per month for each Covered Reserved Parking Space. Upon the expiration of the Initial Term, the fee for the Covered Reserved Parking Spaces will be adjusted from time to time by Landlord to an amount equal to Landlord’s then-standard fee for covered reserved parking spaces at the Property, provided that such fee will not increase at a rate of more than three percent (3%) per year, compounded annually, over the $35.00 per month per Covered Reserved Parking Space fee initially charged hereunder and provided further that such cap is cumulative. Tenant is also entitled to use, on a non-exclusive basis, those parking spaces within the Property that are made available by Landlord for the common use of the tenants of the Property (“Unreserved Parking Spaces”). Landlord will designate the initial locations of the Covered Reserved Parking Spaces and the Unreserved Parking Spaces, and Landlord reserves the right to designate and redesignate such locations and to grant other parties the exclusive right to use parking spaces at the Property. The use of Covered Reserved Parking Spaces and Unreserved Parking Spaces by Tenant and its Representatives and Visitors shall be equal to five (5) spaces for each 1,000 rentable square feet of space in the Premises. Tenant agrees not to use, nor permit the use by its employees, Representatives, or Visitors of, the driveways or parking lot for overnight or other storage, or for the maintenance, repair or cleaning of automobiles or other vehicles. Tenant shall not place or store goods, materials, supplies, equipment, or other property of Tenant in the driveways or parking lot or anywhere else in the Property or in the Building, excepting the Premises. Landlord is not responsible for any theft, loss or damage with respect to vehicles at the Property or the contents thereof.

34.           ENTIRE AGREEMENT. This Lease, including the Exhibits and any Addenda attached hereto, and the documents referred to herein, if any, constitute the entire agreement between Landlord and Tenant with respect to the leasing of space by Tenant in the Building, and supersede all prior or contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral, all of which are merged herein. Neither Landlord nor Landlord’s agents have made any representations or warranties with respect to the Premises, the Building, the Project or this Lease except as expressly set forth herein, and no rights, easements or licenses shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. The submission of this Lease for examination does not constitute an option for the Premises and this Lease shall become effective as a binding agreement only upon execution and delivery thereof by Landlord to Tenant.

35.           MISCELLANEOUS. This Lease may not be amended or modified except by a writing signed by Landlord and Tenant. Subject to Section 14 - Assignment and Subletting and Section 28 - Landlord’s Liability, this Lease shall be binding on and shall inure to the benefit of the parties and their respective successors, assigns and legal representatives. The determination that any provisions hereof may be void, invalid, illegal or unenforceable shall not impair any other provisions hereof and all such other provisions of this Lease shall remain in full force and effect. The unenforceability, invalidity or illegality of any provision of this Lease under particular circumstances shall not render unenforceable, invalid or illegal other provisions of this Lease, or the same provisions under other circumstances. This Lease shall be construed and interpreted in accordance with the laws (excluding conflict of laws principles) of the State of Arizona. The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party, even if such party drafted the provision in question. When required by the context of this Lease, the singular includes the plural. Wherever the term “including” is used in this Lease, it shall be interpreted as meaning “including, but not limited to” the matter or matters thereafter enumerated. The captions contained in this Lease are for purposes of convenience only and are not to be used to interpret or construe this Lease. If more than one person or entity is identified as Tenant hereunder, the obligations of each and all of them under this Lease shall be joint and several. Time is of the essence with respect to this Lease, except as to the conditions relating to the delivery of possession of the Premises to Tenant. Neither Landlord nor Tenant shall record this Lease.

36.           AUTHORITY. If Tenant is a corporation, partnership, limited liability company or other form of business entity, each of the persons executing this Lease on behalf of Tenant warrants and represents that Tenant is a duly organized and validly existing entity, that Tenant has full right and authority to enter into this Lease and that the persons signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Lease. Tenant shall provide Landlord upon request with evidence reasonably satisfactory to Landlord confirming the foregoing representations.

37.           SIGNAGE. Provided Tenant, at its cost, receives all necessary governmental and quasi-governmental approvals therefor as well as Landlord’s and the Kierland Master Association’s prior written consent in connection therewith, Landlord shall allow Tenant to erect Tenant’s sign in two (2) locations on the exterior of the Building as depicted on Exhibit G attached hereto and incorporated herein, which sign shall be Tenant’s name, “subordinate” to Landlord’s building designation sign, if any. Tenant shall pay all annual and other permit fees therefor, shall pay all costs of installation and maintenance thereof, shall keep the same in good condition, order and repair at its sole cost and expense, shall remove the same prior to termination of this Lease, and shall repair and restore any damage to the Building caused by such installation and/or removal. Any such sign, and the display of Tenant’s name thereon, shall be subject to the terms of any restrictive covenants and/or sign criteria applicable thereto and all applicable laws, ordinances and regulations. Landlord hereby approves Tenant’s signage depicted on Exhibit G-1 attached hereto and incorporated herein.

38.           RIGHT OF FIRST OFFER. So long as no Event of Default then exists under this Lease, Tenant will have the first right (“First Right”) to be offered by Landlord the opportunity to lease all remaining space (other than the Premises) within the Building (the “First Right Space”).

The First Right is subject to the terms and conditions set forth in this Section 38, and is further subject to any prior rights to such space granted to any other tenants in the Building. If at any time after the Commencement Date while this First Right is in effect Landlord intends to lease all or any part of the First Right Space, then Landlord will first notify Tenant that such First Right Space is available for lease (the “Available Space”). Tenant must notify Landlord in writing within five (5) days of receiving Landlord’s notice whether Tenant desires to lease the Available Space from Landlord. If Tenant notifies Landlord that Tenant does not desire to lease the Available Space, or if Tenant does not respond in writing to Landlord’s notice within such five (5) day period, then Landlord may freely lease the Available Space without restriction. If Tenant notifies Landlord in writing within such five (5) day period that Tenant desires to lease the Available Space, the parties will thereafter negotiate for Tenant’s lease of the Available Space from Landlord. If Landlord and Tenant fail to mutually agree upon the terms of Tenant’s lease of the Available Space and to execute a written amendment to this Lease within ten (10) days after Tenant delivers Tenant’s offer notice to Landlord, then Landlord’s obligations under this Section 38 shall automatically terminate and be of no further force or effect at the end of such ten (10) day period. The purpose of this Section 38 is to provide notice to Tenant so that Tenant may be in a position to offer to lease such space on a competitive basis with others, and, notwithstanding anything to the contrary contained in this Section 38, nothing in this Section 38 shall be deemed to be an option or right of first refusal.

39.           LEASE CONTINGENCY. Tenant acknowledges that, as of the date of this Lease, Landlord is presently leasing portions of the Premises to two (2) tenants (the “Existing Tenants”) pursuant to two (2) separate leases (the “Existing Leases”). All obligations of Landlord hereunder are contingent upon Landlord’s receipt of written terminations of both of the Existing Leases executed by the Existing Tenants (the “Termination Agreements”), wherein the Existing Tenants each agree to vacate their respective premises within the Building on or before March 31, 2006. In the event that Landlord has not received both of the fully executed Termination Agreements on or before March 1, 2006 (the “Contingency Date”), then in that event Landlord or Tenant may terminate this Lease by delivery of written notice to the other party within fifteen (15) days thereafter, in which event this Lease will terminate and neither party will have any further rights or obligations hereunder.

40.           LENDER APPROVAL CONTINGENCY. Tenant acknowledges that Landlord’s existing Mortgagee must consent to this Lease as a condition to its effectiveness. Promptly following the full execution of this Lease, Landlord will submit a signed copy of this Lease to such Mortgagee for approval of the same. Upon receipt of such approval, Landlord will notify Tenant of the same. In the event that such Mortgagee fails to consent to this Lease and Landlord fails to notify Tenant of such consent on or before the Contingency Date, then in that event this Lease shall terminate automatically, and without further action of the parties, unless Landlord and Tenant mutually agree in writing to extend the Contingency Date. If this Lease terminates in accordance with this Section 40, then neither party will have any further rights or obligations hereunder from and after such termination.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the date first above written.

LANDLORD:

PCCP HC KIERLAND, LLC, a Delaware limited
liability company

By:	PCCP HC Kierland Owner, LLC, a Delaware
limited liability company
Its Sole Member

By:	PCCP LB Hibernia LLC, a Delaware limited
liability company
Its Managing Member

	By:	PCCP Equities II, LLC, a Delaware
limited liability company
Its Co-Managing Member

		By:	/s/ [ILLEGIBLE]
			Its	[ILLEGIBLE]
Vice President

TENANT:

THE RYLAND GROUP, INC.,
a Maryland corporation

By:	/s/ Daniel Schreiner
Name:	Daniel Schreiner
Title:	Senior Vice President

EXHIBIT A

ATTACHED TO AND FORMING A PART OF
LEASE AGREEMENT

DATED AS OF               , 2006,
BETWEEN

PCCP HC KIERLAND, LLC, A DELAWARE LIMITED LIABILITY COMPANY,
AS LANDLORD,
AND

THE RYLAND GROUP, INC., A MARYLAND CORPORATION,
AS TENANT

LEGAL DESCRIPTION OF THE LAND

A portion of Lot 4, KIERLAND COMMERCE SOUTH, according to Book 465 of Maps, page 10, records of Maricopa County, Arizona, being more particularly described as follows:

COMMENCING at the Centerline intersection of Kierland Boulevard with Marilyn Road, as recorded on the plat of Kierland Commerce South, according to Book 465 of Maps, page 10, records of Maricopa County, Arizona; thence along said centerline of Marilyn Road North 89 degrees 44 minutes 11 seconds East, a distance of 485.24 feet;

thence South 00 degrees 15 minutes 52 seconds East, leaving said centerline, a distance of 30.00 feet to a point on the Southern right-of-way of said Marilyn Road, said point also being the Point of Beginning of the parcel herein described;

thence South 00 degrees 15 minutes 52 seconds East, leaving said Southern right-of-way a distance of 213.49 feet;

thence South 44 degrees 57 minutes 48 seconds East a distance of 357.95 feet to a point on the Western right-of-way of 71st Street;

thence South 45 degrees 02 minutes 42 seconds West, along said western right-of-way of 7lst Street a distance of 201.40 feet;

thence North 44 degrees 57 minutes 48 seconds West leaving said Western right-of-way a distance of 26.96 feet;

thence North 12 degrees 32 minutes 47 seconds West, a distance of 64.48 feet;

thence South 89 degrees 44 minutes 08 seconds West, a distance of 324.50 feet to a point of curvature of a non-tangent curve concave to the Northwest whose radius bears North 75 degrees 28 minutes 55 seconds West, a distance 72.91 feet;

A-1

thence Southwesterly along the arc of said curve through a central angle of 37 degrees 08 minutes 40 seconds, a distance of 47.27 feet to a point of tangency;

thence South 51 degrees 23 minutes 17 seconds West, a distance of 107.98 feet to a point on the Eastern right-of-way of said Kierland Boulevard, said point also being a point of curvature of a non-tangent curve concave to the Northeast, whose center bears North 53 degrees 11 minutes 17 seconds East, a distance of 465.00 feet;

thence Northerly, along the arc of said curve and along said Eastern right-of-way through a central angle of 36 degrees 32 minutes 51 seconds, a distance of 296.61 feet;

thence North 00 degrees 15 minutes 52 seconds West, along said Eastern right-of-way, a distance of 192.21 feet;

thence North 01 degrees 46 minutes 52 seconds West, along said Eastern right-of-way, a distance of 138.17 feet;

thence North 45 degrees 45 minutes 30 seconds East, leaving said Eastern right-of-way, a distance of 37.42 feet to a point on said Southern right-of-way of Marilyn Road;

thence North 89 degrees 44 minutes 11 seconds East, along said Southern right-of-way, a distance of 418.38 feet to the Point of Beginning of the parcel herein described.

[END OF LEGAL DESCRIPTION]

A-2

EXHIBIT B

ATTACHED TO AND FORMING A PART OF
LEASE AGREEMENT

DATED AS OF                , 2006,
BETWEEN

PCCP HC KIERLAND, LLC, A DELAWARE LIMITED LIABILITY COMPANY,
AS LANDLORD,
AND

THE RYLAND GROUP, INC., A MARYLAND CORPORATION,
AS TENANT

THE PREMISES

[See attached page]

B-1

SECOND FLOOR

SECOND FLOOR
SCOTTSDALE KIERLAND
14635 N. KIERLAND BLVD.
SCOTTSDALE, ARIZONA

KRAUSE

B-2

EXHIBIT C

ATTACHED TO AND FORMING A PART OF
LEASE AGREEMENT

DATED AS OF           , 2006,
BETWEEN

PCCP HC KIERLAND, LLC, A DELAWARE LIMITED LIABILITY COMPANY,
AS LANDLORD,
AND

THE RYLAND GROUP, INC., A MARYLAND CORPORATION,
AS TENANT

CONSTRUCTION RIDER

This Construction Rider describes Landlord’s obligations regarding the Base Building and Tenant’s obligations regarding the initial Tenant Improvements which Tenant is obligated to construct or install in the Premises. This Construction Rider is a part of the Lease and all actions and obligations hereunder are subject to all terms and conditions of the Lease unless expressly provided otherwise herein. Capitalized terms which are not otherwise defined in this Construction Rider have the meanings set forth in the Lease. Any breach or default by either party hereunder also constitutes a default by such party under the Lease.

1.            Base Building. The core and shell of the Building and all lavatories are referred to in this Lease as “Base Building”. Landlord represents and warrants that the Base Building has been built in compliance with (a) the applicable building code; (b) the Americans with Disabilities Act of 1990 (“ADA”); and (c) other applicable laws, in each case as such matters in (a)-(c) are enforced, interpreted and applied to the Project as of the date of this Lease. Such compliance shall be conclusively established by the issuance of all governmental permits necessary for the initial occupancy of the Building.

2.            Tenant Improvements; Space Plan. Tenant will engage a licensed architect reasonably acceptable to Landlord (“Architect”) to develop and design a space plan (“Space Plan”) for the initial improvements to be installed by Tenant in the Premises (“Tenant Improvements”). Tenant will provide Landlord with the Space Plan for Landlord’s approval, which shall not be unreasonably conditioned, withheld or delayed. The Space Plan must (a) be compatible with the Building and the mechanical components of the Building (as reasonably determined by Landlord); (b) show, in reasonable detail, the design and appearance of the finishing material Tenant will use in connection with installing Tenant Improvements; and (c) conform to all applicable governing codes, ordinances and other Laws. All Space Plan drawings must be not less than 1/8” scale. Without limiting those general requirements, the Space Plan must expressly specify and include (without limitation) all of the following: (1) wall types and heights and insulation, if needed; (2) door types and hardware groups; (3) door frames types; (4) ceiling heights; (5) ceiling materials; (6) floor finishes and locations; (7) wall finishes and locations; (8) any appliances, special systems or equipment to be furnished as a part of the construction; (9) any mechanical requirements beyond that provided in the base building; (10) any fire protection requirements beyond that provided in the base building; (11) any plumbing requirements; (12) all power and data locations; (13) any power required other than building standard power distribution; (14) any power requirements for modular furniture; (15) any emergency power requirement; (16) any lighting requirements beyond that provided in the base building; and (17) millwork elevations and details. The Space Plan must include enlarged sketch layouts for any non-standard rooms, including reflected ceiling plans, and must state the approximate usable/rentable square footage of the Premises.

3.            Construction Drawings and Specifications. After Landlord receives and has approved Tenant’s Space Plan, Tenant will cause the Architect to prepare the construction drawings and specifications for the Tenant Improvements (“Construction Drawings and Specifications”). Tenant will provide Landlord with the Construction Drawings and Specifications for Landlord’s approval, which shall not be unreasonably conditioned, withheld or delayed. If Landlord disapproves the Construction Drawings and Specifications, Tenant will provide appropriately revised Construction Drawings and Specifications to Landlord for approval (or disapproval) until Landlord has approved the Construction Drawings and Specifications. All revisions to the Construction Drawings and Specifications will be clouded, blacklined, or otherwise clearly marked to highlight such revisions for easy identification as a revised item.

4.            Changes to Construction Drawings and Specifications. After Landlord’s approval, no significant changes, modifications or alterations may be made to the Construction Drawings and Specifications without Landlord’s prior written consent, which shall not be unreasonably conditioned, withheld or delayed.

5.            Building Standard. Tenant will utilize items designated by Landlord as “Building Standard” or items of equal or higher quality, in Landlord’s reasonable opinion, to assure the consistent quality and appearance of the Building. No deviation from the Building Standard will be permitted in the Space Plan and Construction Drawings and Specifications without Landlord’s consent, which may be withheld in Landlord’s sole discretion. However, Landlord will not unreasonably withhold approval of deviations from the Building Standard as to partitions, floor coverings, wall finishes, or special lighting fixtures, provided that no such deviation is of lesser quality than the Building Standard. Landlord will not approve any deviations which Landlord believes (a) do not conform to applicable codes, ordinances and other Laws or are disapproved by any governmental agency, (b) require services beyond the level normally provided to other tenants in the Building, or (c) are of a nature or quality that are inconsistent with Landlord’s overall plan or objectives for the Building. No approval by Landlord of any deviation constitutes an acknowledgment by Landlord that such deviations are in conformance with applicable codes, ordinances and other Laws.

6.            Landlord’s Approval Rights. Landlord may withhold its approval of the Space Plan, Construction Drawings and Specifications, and/or any change orders in connection therewith requested by Tenant if they require work which: (a) exceeds or adversely affects the structural integrity of the Building; (b) adversely affects, or exceeds Tenant’s pro rata capacity of, any part of the heating, ventilating, air conditioning, plumbing, mechanical, electrical, communication or other systems of the Building; (c) is not approved by the holder of any mortgage or deed of trust encumbering the Building at the time the work is proposed; (d) would not be approved by a prudent owner of property similar to the Building; (e) violates any agreement which affects the Building or binds Landlord; (f) Landlord reasonably believes will increase the cost of operation or maintenance of any of the systems of the Building; (g) Landlord reasonably believes will reduce the market value of the Premises or Building; (h) does not conform to applicable codes, ordinances and other Laws or is not approved by any governmental authority with jurisdiction over the Building; (i) in Landlord’s determination detrimentally affects the uniform exterior appearance of the Project; or (j) is reasonably disapproved by Landlord for any other reason not set forth herein.

7.            Improvement Allowance. Landlord has agreed to contribute a one-time Improvement Allowance against the Total Costs (defined below) of the Tenant Improvements in an amount equal to $35.00 multiplied by the Usable Area of the Premises, subject to reduction based upon the costs incurred by Landlord in connection with the Data Room Floor Construction as provided under Section 25 of this Exhibit C (as reduced, the “Improvement Allowance”). Tenant shall be solely responsible for any and all costs of constructing the Tenant Improvements in excess of the Improvement Allowance. Not more than once per month prior to Substantial Completion of the Tenant Improvements, Tenant may deliver to Landlord a request for payment of a portion of the Improvement Allowance, accompanied by all of the following in form and substance satisfactory to Landlord: (i) a copy of each invoice evidencing a payment made by Tenant to any contractor, subcontractor or supplier for which Tenant is then requesting reimbursement from the Improvement Allowance and (ii) full, final and unconditional lien waivers from any contractor, subcontractor or supplier for which Tenant is then requesting reimbursement from the Improvement Allowance, specifying in such lien waivers the amount paid in consideration for such release; provided, however, that Tenant’s election not to make any such monthly payment requests shall not operate as a waiver of Tenant’s right to receive any portion of the Improvement Allowance as otherwise provided in the remaining provisions of this Section 7. Promptly following Substantial Completion of the Tenant Improvements, Tenant will deliver to Landlord a request for payment of the remaining portion of the Improvement Allowance, if any, not paid to Tenant in accordance with the preceding sentence, accompanied by all of the following in form and substance satisfactory to Landlord: (a) a Certificate of Substantial Completion duly executed by the Architect certifying that the Tenant Improvements are Substantially Completed; (b) a final Certificate of Occupancy for the Premises; (c) duly executed unconditional lien waivers and such other affidavits, certificates, information, and data as may be requested by Landlord from all general contractors, subcontractors and materialmen performing work on the Premises; (d) such documentation as Landlord deems reasonably necessary to obtain an endorsement to the policy of title insurance insuring Landlord’s lender, if any; (e) copies of all warranties and guaranties relating to the Tenant Improvements together with duly executed assignments thereof to Landlord; (1) an itemized computation of the actual Total Costs incurred by Tenant (“Actual Costs”); (g) final as-built plans and specifications for the Tenant Improvements; and (h) such other information and documentation as Landlord may reasonably request to evidence the proper, lien-free Substantial Completion of the Tenant Improvements. Unless Landlord reasonably disputes Tenant’s assertion that Substantial Completion has occurred, upon Landlord’s receipt, review and reasonable approval of all of the foregoing, Landlord will pay to Tenant the amount of the Actual Costs, up to the maximum amount of the Improvement Allowance, less any portion of the Improvement Allowance previously paid to Tenant by way of any monthly payment requests therefor as provided above. Landlord may retain from such final payment, if any, an amount equal to 150% of the estimated cost of completing all “punch list” items identified as provided in Section 17 below, which retained amount will be paid to Tenant when all such punch list items are completed to Landlord’s satisfaction. If the Actual Costs are less than the Improvement Allowance, Tenant may credit the amount by which the Improvement Allowance exceeds the Actual Costs against future refurbishments made to the Premises by Tenant during the Lease Term until all such excess funds have been credited; provided, however, that Tenant will receive no payment or credit for any amount by which the Improvement Allowance exceeds the sum of the Actual Costs plus the costs of any and all such future refurbishments.

8.            Total Costs. “Total Costs” means all costs reasonably incurred by Tenant in connection with (a) the construction and installation of the Tenant Improvements, and (b) any other measures taken by Tenant which may be reasonably required to accomplish the construction of the Tenant Improvements, including without limitation, Tenant’s procurement of bonds, insurance and governmental permits.

9.            Cost Quotation. Promptly after Landlord’s approval of the Construction Drawings and Specifications, Tenant will provide to Landlord a computation, along with reasonable supporting documentation, setting forth Tenant’s estimate of the Total Costs relating to the Tenant Improvements (“Cost Quotation”) based upon the approved Construction Drawings and Specifications. If the Cost Quotation exceeds the Improvement Allowance, Tenant will, within five (5) business days of Landlord’s receipt thereof, either: (a) agree in writing to pay the cost by which the Cost Quotation exceeds the Improvement Allowance (“Excess Costs”), or (b) revise the Construction Drawings and Specifications (subject to Landlord’s approval as set forth above) so that the Cost Quotation is either (i) no more than the Improvement Allowance, or (ii) in excess of the Improvement Allowance by an amount of Excess Costs which Tenant agrees in writing to pay. The failure of Tenant to so respond within the five business day period shall be deemed to be Tenant’s agreement to pay all of the Excess Costs. Any agreement by Tenant to pay Excess Costs is subject to Landlord’s reasonable approval, which may (without limitation) be conditioned upon Tenant’s providing Landlord with satisfactory assurance of payment.

10.          Construction of Tenant Improvements. Tenant will hire a general contractor with demonstrated expertise and experience in the construction of tenant improvement projects similar to the Tenant Improvements and otherwise reasonably acceptable to Landlord in all respects (“Tenant’s General Contractor”). Tenant will cause Tenant’s General Contractor to construct the Tenant Improvements in accordance with the approved Construction Drawings and Specifications. All of the Tenant Improvements and Tenant Work (defined below) must be undertaken and performed in strict accordance with the provisions of the Lease and this Construction Rider. All subcontractors and suppliers utilized by Tenant’s General Contractor must also have demonstrated expertise and experience in the construction of tenant improvement projects similar to the Tenant Improvements and be otherwise reasonably acceptable to Landlord.

11.          Tenant’s General Obligations. Tenant will, before commencing construction or delivering (or accepting delivery of) any materials to be used in connection with Tenant

Improvements, deliver to Landlord copies of all contracts, copies of all contractor safety programs, copies of all necessary permits and licenses and such other information relating to the construction as Landlord reasonably requests. Tenant will also deliver to Landlord (a) reasonable evidence that Tenant or Tenant’s General Contractor have in force builder’s “all risk” insurance in an amount at least equal to the Cost Quotation and naming Landlord as a loss payee as its interest may appear; and (b) reasonable evidence that Tenant and each of Tenant’s contractors have in force liability insurance insuring against construction related risks in at least the form, amounts and coverages required of Tenant under the Lease and naming Landlord and Property Manager as additional insureds (specifically including coverage for completed operations). Tenant will not commence construction before Landlord has, in Landlord’s reasonable discretion, provided Landlord’s written approval of the foregoing deliveries. Tenant will cause the Tenant Improvements and any Tenant Work to be constructed and performed (i) during times and in a manner reasonably determined by Landlord to minimize interference with other tenants’ use and enjoyment of the Property, and (ii) in compliance with Landlord’s rules/regulations applicable to third party contractors, subcontractors and suppliers performing work at the Property.

12.          Substantial Completion of Tenant Improvements. With regard to the Tenant Improvements, “Substantial Completion” or “Substantially Completed” as used in this Construction Rider (and as used in the Lease) means completion of construction of the Tenant Improvements in accordance with the approved Construction Drawings and Specifications with the exception of minor details of construction, installation, decoration, or mechanical adjustments and other such punch list items as certified by Architect and/or as may be determined by Landlord during an inspection of the Premises. Substantial Completion of the Tenant Improvements will be deemed to have occurred notwithstanding the requirement to complete “punch list” items or similar minor work of correction or completion.

13.          Post Substantial Completion Delivery Requirements. Promptly following Substantial Completion of the Tenant Improvements, Tenant will deliver to Landlord the following in form and substance satisfactory to Landlord: (a) a Certificate of Substantial Completion duly executed by the Architect certifying that the Tenant Improvements are Substantially Completed; (b) a final Certificate of Occupancy for the Premises; (c) duly executed unconditional lien waivers and such other affidavits, certificates, information, and data as may be requested by Landlord from all general contractors, subcontractors and materialmen performing work on the Premises; (d) such documentation as Landlord deems reasonably necessary to obtain an endorsement to the policy of title insurance insuring Landlord’s lender, if any; (e) copies of all warranties and guaranties relating to the Tenant Improvements together with duly executed assignments thereof to Landlord; (f) an itemized computation of the actual Total Costs incurred by Tenant (“Actual Costs”); (g) final as-built plans and specifications for the Tenant Improvements; and (h) such other information and documentation as Landlord may reasonably request to evidence the proper, lien-free Substantial Completion of the Tenant Improvements.

14.          Liens and Claims. Tenant will keep the Property free from any mechanics’, materialmens’, designers’ or other liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant. Tenant will upon request record and post notices of non-responsibility or such similar protective notices as Landlord may reasonably request. If any such liens are filed and Tenant, within 15 days after Tenant’s notice of such filing, does not release the same of record or provide Landlord with a bond or other surety satisfactory to Landlord protecting Landlord and the Property against such liens, Landlord may, without waiving its rights and remedies based upon such breach by Tenant and without releasing Tenant from any obligation under the Lease, cause such liens to be released by any means Landlord deems proper, including, but not limited to, paying the claim giving rise to the lien or posting security to cause the discharge of the lien. In such event, Tenant will reimburse Landlord, as Additional Rent, for all amounts Landlord pays (including, without limitation, reasonable attorneys’ fees and costs). To the fullest extent allowable under the Laws, Tenant releases and will indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties and the Property from and against any Claims in any manner relating to or arising out of the Tenant Improvements, any Tenant Work or any other work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant, provided that such Claim does not arise from the gross negligence or willful misconduct of Landlord, its employees or agents.

15.          Tenant Work. “Tenant Work” means all finish work and decoration and other work desired by Tenant and not included within the Tenant Improvements as set forth in the approved Construction Drawings and Specifications, including specifically, without limitation, all computer systems, telephone systems, telecommunications systems, fixtures, furnishings, equipment and any Alterations. All Tenant Work will be designed, furnished and installed by Tenant at Tenant’s sole expense and shall not be included in Total Costs or chargeable against the Improvement Allowance. If any Tenant Work is not submitted and approved with the Construction Drawings and Specifications, Tenant will secure Landlord’s prior consent for such Tenant Work in the same manner and following the same procedures provided for in the Lease for Alterations which require Landlord’s consent.

16.          Conformance with Laws. All Tenant Improvements and Tenant Work must be done in conformance with all applicable codes, ordinances and other Laws. Valid building permits and other necessary authorizations from appropriate governmental agencies (when required) must be obtained by Tenant for the Tenant Improvements and Tenant Work at Tenant’s expense. Any Tenant Improvements or Tenant Work not acceptable to the applicable governmental authority or otherwise not in conformance with all applicable codes, ordinances and other Laws must be promptly corrected, replaced, or brought into compliance with such applicable codes, ordinances and other Laws at Tenant’s expense. No failure by Landlord to object to any such nonconforming Tenant Improvements or Tenant Work relieves Tenant from its obligations or imposes any responsibility or liability therefor upon Landlord.

17.          Landlord’s Inspections. Landlord shall have the right to inspect and observe all work during construction and to inspect the Premises and develop a “punch list” for the Tenant Improvements upon Substantial Completion. Notwithstanding such rights, Landlord is under no obligation to inspect or supervise construction of any of the Tenant Improvements or Tenant Work, and no inspection by Landlord shall be construed as a representation that the Tenant Improvements or Tenant Work (a) are in compliance with the Construction Drawings and

Specifications; (b) are or will be free from faulty or defective materials or workmanship; or (c) are in conformance with any applicable codes, ordinances or other Laws.

18.          Responsibility for Function and Operation. Tenant will be responsible for the function and operation of all Tenant Improvements whether or not approved by Landlord or installed by Landlord at Tenant’s request. Landlord’s preparation, review and/or approval of any design or construction documents will not constitute any representation or warranty as to the adequacy, efficiency, performance or desirability of the Tenant Improvements in the Premises.

19.          Construction Warranty. Tenant shall cause Tenant’s General Contractor and its subcontractors and suppliers to fully warrant and guaranty the Tenant Improvements to both Tenant and Landlord for a period of not less than one (1) year after Substantial Completion thereof.

20.          Tenant’s Representative. Tenant has designated Dan Schreiner as its sole representative with respect to the matters set forth in this Construction Rider, who shall have full authority and responsibility to act on behalf of Tenant as required in this Construction Rider. Tenant may change its representative under this Construction Rider at any time by providing five days prior written notice to Landlord. All inquiries, requests, instructions, authorizations and other communications with respect to matters covered by this Construction Rider from Landlord may be made by Landlord to Tenant’s Representative.

21.          Landlord’s Representative. Landlord has designated Rich O’Brien as its representative with respect to the matters set forth in this Construction Rider, who shall have full authority and responsibility to act on behalf of Landlord as required in this Construction Rider. Landlord may change its representative under this Construction Rider at any time by providing five days prior written notice to Tenant. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Construction Rider from Tenant will be made to Landlord’s representative. Tenant will communicate solely with Landlord’s Representative and will not make any inquiries of or requests to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord’s architect, engineers, and contractors or any of their agents or employees, with regard to matters covered by this Construction Rider.

22.          Applicability. This Construction Rider shall not be deemed applicable to: (a) any additional space added to the original Premises at any time, whether by the exercise of any options under the Lease or otherwise, or (b) any portion of the original Premises or any additions thereto in the event of a renewal or extension of the original Term of the Lease, whether by the exercise of any options under the Lease or any amendment or supplement thereto. The construction of any additions or improvements to the Premises not contemplated by this Construction Rider may only be performed pursuant to the provisions of the Lease governing Alterations unless Landlord elects to prepare a separate work letter agreement, in the form then being used by Landlord and specifically addressed to such construction.

23.          Risk of Loss. All materials, work, installations and decorations of any nature brought upon or installed in the Premises prior to final completion of the Tenant Improvements and the payment of the Improvement Allowance by Landlord as provided herein shall be at the risk of the party who brought such materials or items onto the Premises. Neither Landlord nor any party acting on Landlord’s behalf shall be responsible for any damage or loss or destruction of such items brought to or installed in the Premises by Tenant prior to such date, except if caused solely by Landlord’s gross negligence or willful misconduct.

24.          Ownership of Tenant Improvements. All Tenant Improvements shall become a part of the Premises, shall be the property of Landlord, and, subject to the provisions of the Lease, shall be surrendered by Tenant with the Premises without any compensation to Tenant at the expiration or termination of the Lease in accordance with the provisions of the Lease.

25.          Data Room Floor Construction. On or before the later to occur of (i) the Contingency Date or (ii) the satisfaction and removal of the Lease contingencies set forth in Sections 39 and 40 of the Lease, Landlord will commence (or cause to be commenced) structural reinforcement of the floor area of the “Data Room” portion of the Premises (the “Data Room Floor Construction”) based upon Data Room load specifications to be provided by Tenant and reasonably approved by Landlord within five (5) Business Days following Tenant’s full execution and delivery of the Lease to Landlord. Landlord will cause the Data Room Floor Construction to be completed on or before April 1, 2006, subject to day-for-day extension to the extent the Data Room Floor Construction is delayed as a result of Force Majeure events and/or delays caused by Tenant (including, without limitation, Tenant’s failure to provide the Data Room load specifications on a timely basis as provided above). Landlord will pay for the costs of the Data Room Floor Construction; provided, however, that the Improvement Allowance to be paid from Landlord to Tenant in accordance with Section 7 of this Exhibit C will be reduced in the amount of such costs.

EXHIBIT D

ATTACHED TO AND FORMING A PART OF
LEASE AGREEMENT

DATED AS OF             , 2006,
BETWEEN

PCCP HC KIERLAND, LLC, A DELAWARE LIMITED LIABILITY COMPANY,
AS LANDLORD,

AND

THE RYLAND GROUP, INC., A MARYLAND CORPORATION,
AS TENANT

BUILDING RULES

The following Building Rules are additional provisions of the foregoing Lease to which they are attached. The capitalized terms used herein have the same meanings as these terms are given in the Lease.

1.            Use of Common Areas. Tenant will not obstruct the sidewalks, halls, passages, exits, entrances, elevators or stairways of the Building (“Common Areas”), and Tenant will not use the Common Areas for any purpose other than ingress and egress to and from the Premises. The Common Areas, except for the sidewalks, are not open to the general public and Landlord reserves the right to control and prevent access to the Common Areas of any person whose presence, in Landlord’s opinion, would be prejudicial to the safety, reputation and interests of the Building and its tenants.

2.             No Access to Roof. Tenant has no right of access to the roof of the Building and will not install, repair or replace any antenna, aerial, aerial wires, fan, air-conditioner or other device on the roof of the Building without the prior written consent of Landlord. Any such device installed without such written consent is subject to removal at Tenant’s expense without notice at any time. Tenant will be liable for any damages or repairs incurred or required as a result of its installation, use, repair, maintenance or removal of such devices on the roof and agrees to indemnify and hold harmless Landlord from any liability, loss, damage, cost or expense, including reasonable attorneys’ fees, arising from any activities of Tenant or of Tenant’s Representatives on the roof of the Building.

3.             Signage. No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises will be inscribed, painted, affixed or otherwise displayed by Tenant on or in any part of the Building without the prior written consent of Landlord. Landlord reserves the right to adopt and furnish Tenant with general guidelines relating to signs in or on the Building. All approved signage will be inscribed, painted or affixed at Tenant’s expense by a person approved by Landlord, which approval will not be unreasonably withheld.

4.             Prohibited Uses. The Premises will not be used for manufacturing, for the storage of merchandise held for sale to the general public, for lodging or for the sale of goods to the general public. Tenant will not permit any food preparation on the Premises, except that Tenant may use Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages so long as such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

5.             Janitorial Services. Tenant will not employ any person for the purpose of cleaning the Premises nor permit any person to enter the Building for such purpose other than Landlord’s janitorial service, except with Landlord’s prior written consent. Tenant will not necessitate, and will be liable for the cost of, any undue amount of janitorial labor by reason of Tenant’s carelessness in or indifference to the preservation of good order and cleanliness in the Premises. Janitorial service will not be furnished to areas in the Premises on nights when such areas are occupied after 9:30 p.m., unless such service is extended by written agreement to a later hour in specifically designated areas of the Premises.

6.             Keys and Locks. Landlord will furnish Tenant, free of charge, two keys to each door or lock in the Premises. Landlord may make a reasonable charge for any additional or replacement keys. Tenant will not duplicate any keys, alter any locks or install any new or additional lock or bolt on any door of its Premises or on any other part of the Building without the prior written consent of Landlord and, in any event, Tenant will provide Landlord with a key for any such lock. On the termination of the Lease, Tenant will deliver to Landlord all keys to any locks or doors in the Building which have been obtained by Tenant.

7.             Freight. Upon not less than twenty-four hours prior notice to Landlord, which notice may be oral, an elevator will be made available for Tenant’s use for transportation of freight, subject to such scheduling as Landlord in its discretion deems appropriate. Tenant shall not transport freight in loads exceeding the weight limitations of such elevator. Landlord reserves the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building, and no property will be received in the Building or carried up or down the freight elevator or stairs except during such hours and along such routes and by such persons as may be designated by Landlord. Landlord reserves the right to require that heavy objects will stand on wood strips of such length and thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and Tenant will be liable for all damage or injuries caused by moving or maintaining such property.

8.             Nuisances and Dangerous Substances. Tenant will not conduct itself or permit Tenant’s Representatives or Visitors to conduct themselves in the Premises or anywhere on or in the Property in a manner which is offensive or unduly annoying to any other Tenant or Landlord’s property managers. Tenant will not install or operate any phonograph, radio receiver, musical instrument, or television or other similar device in any part of the Common Areas and shall not operate any such device installed in the Premises in such manner as to disturb or annoy other tenants of the Building. Tenant will not use or keep in the Premises or the Property any kerosene, gasoline or other combustible fluid or material other than limited quantities thereof reasonably necessary for the maintenance of office equipment, or, without Landlord’s prior written approval, use any method of heating or air conditioning other than that supplied by Landlord. Tenant will not use or keep any foul or noxious gas or substance in the Premises or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business therein. Tenant will not bring or keep any animals in or about the Premises or the Property.

9.             Building Name and Address. Without Landlord’s prior written consent, Tenant will not use the name of the Building in connection with or in promoting or advertising Tenant’s business except as Tenant’s address.

10.          Building Directory. A directory for the Building will be provided for the display of the name and location of tenants. Landlord reserves the right to approve any additional names Tenant desires to place in the directory and, if so approved, Landlord may assess a reasonable charge for adding such additional names.

11.          Window Coverings. No curtains, draperies, blinds, shutters, shades, awnings, screens or other coverings, window ventilators, hangings, decorations or similar equipment shall be attached to, hung or placed in, or used in or with any window of the Building without the prior written consent of Landlord, and Landlord shall have the right to control all lighting within the Premises that may be visible from the exterior of the Building.

12.          Floor Coverings. Tenant will not lay or otherwise affix linoleum, tile, carpet or any other floor covering to the floor of the Premises in any manner except as approved in writing by Landlord. Tenant will be liable for the cost of repair of any damage resulting from the violation of this rule or the removal of any floor covering by Tenant or its contractors, employees or invitees.

13.          Wiring and Cabling Installations. Landlord will direct Tenant’s electricians and other vendors as to where and how data, telephone, and electrical wires and cables are to be installed. No boring or cutting for wires or cables will be allowed without the prior written consent of Landlord. The location of burglar alarms, smoke detectors, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the written approval of Landlord.

14.           Office Closing Procedures. Tenant will see that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or its employees leave the Premises, so as to prevent waste or damage. Tenant will be liable for all damage or injuries sustained by other tenants or occupants of the Building or Landlord resulting from Tenant’s carelessness in this regard or violation of this rule. Tenant will keep the doors to the Building corridors closed at all times except for ingress and egress.

15.          Plumbing Facilities. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be disposed of therein. Tenant will be liable for any breakage, stoppage or damage resulting from the violation of this rule by Tenant, its employees or invitees.

16.          Use of Hand Trucks. Tenant will not use or permit to be used in the Premises or in the Common Areas any hand trucks, carts or dollies except those equipped with rubber tires and side guards or such other equipment as Landlord may approve.

17.          Refuse. Tenant shall store all Tenant’s trash and garbage within the Premises or in other facilities designated by Landlord for such purpose. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without being in violation of any law or ordinance governing such disposal. All trash and garbage removal shall be made in accordance with directions issued from time to time by Landlord, only through such Common Areas provided for such purposes and at such times as Landlord may designate. Tenant shall comply with the requirements of any recycling program adopted by Landlord for the Building.

18.          Soliciting. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant will cooperate to prevent the same.

19.          Parking. Tenant will use, and cause Tenant’s Representatives and Visitors to use, any parking spaces to which Tenant is entitled under the Lease in a manner consistent with Landlord’s directional signs and markings in the parking area. Specifically, but without limitation, Tenant will not park, nor permit Tenant’s Representatives or Visitors to park, in a manner that impedes access to and from the Building or the parking area or that violates space reservations for handicapped drivers or other parties registered as such. Landlord may use such reasonable means as may be necessary to enforce the directional signs and markings in the parking area, including towing services, and Landlord will not be liable for any damage to vehicles towed as a result of non-compliance with such parking regulations.

20.           Fire, Security and Safety Regulations. Tenant will comply with all safety, security, fire protection and evacuation measures and procedures established by Landlord or any governmental agency.

21.           Responsibility for Theft. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

22.           Sales and Auctions. Tenant will not conduct or permit to be conducted any sale by auction in, upon or from the Premises or elsewhere in the Property, whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

23.           Smoking. Tenant will not permit its employees, Representatives or Visitors to smoke at the Property other than within designated smoking areas located outside of the Building. Such smoking areas will be designated and redesignated by Landlord from time to time.

24.           Waiver of Rules. Landlord may waive any one or more of these Building Rules for the benefit of any particular tenant or tenants, but no such waiver by Landlord will be construed as a waiver of such Building Rules in favor of any other tenant or tenants nor prevent Landlord from thereafter enforcing these Building Rules against any or all of the tenants of the Building.

25.           Effect on Lease. These Building Rules are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Violation of these Building Rules constitutes a failure to fully perform the provisions of the Lease, as referred to in Section 15.1 - “Events of Default”.

26.           Non-Discriminatory Enforcement. Subject to the provisions of the Lease (and the provisions of other leases with respect to other tenants), Landlord shall use reasonable efforts to enforce these Building Rules in a non-discriminatory manner, but in no event shall Landlord have any liability for any failure or refusal to do so (and Tenant’s sole and exclusive remedy for any such failure or refusal shall be injunctive relief preventing Landlord from enforcing any of the Building Rules against Tenant in a manner that discriminates against Tenant).

27.           Additional and Amended Rules. Landlord reserves the right to rescind or amend these Building Rules and/or adopt any other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein.

EXHIBIT E

ATTACHED TO AND FORMING A PART OF
LEASE AGREEMENT

DATED AS OF            , 2006,
BETWEEN

PCCP HC KIERLAND, LLC, A DELAWARE LIMITED LIABILITY COMPANY,
AS LANDLORD,
 AND

THE RYLAND GROUP, INC., A MARYLAND CORPORATION,
AS TENANT

SUBORDINATION, NON-DISTURBANCE
 AND ATTORNMENT AGREEMENT

[See attached pages]

RECORDING REQUESTED BY AND
AFTER RECORDING, RETURN TO:

GMAC Commercial Mortgage Corporation

200 Witmer Road

Horsham, PA 19044-8015

Attn: Executive Vice President — Servicing Administration

SPACE ABOVE THIS LINE RESERVED FOR RECORDER’S USE

SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (“Agreement”), is made as of this      day of         , 200   among LaSalle National Association, not individually, but solely as Trustee for the Certificate Holders of GMAC Commercial Mortgage               , Series      -      under certain [Pooling/Trust and Servicing Agreement] dated as of                ,                (“Lender”), by and through GMAC Commercial Mortgage Corporation, a California corporation, its [Master] Servicer under said [Pooling/Trust] and Servicing Agreement,                     , an                      (“Landlord”), and                             , a                                  (“Tenant”).

Background

A.         Lender is the owner and holder of a deed of trust or mortgage or other similar security instrument (either, the “Security Instrument”), covering, among other things, the real property commonly known and described as One International Plaza, and further described on Exhibit “A” attached hereto and made a part hereof for all purposes, and the building and improvements thereon (collectively, the “Property”).

B.         Tenant is the lessee under that certain lease agreement between Landlord and Tenant dated                 , 200    (“Lease”), demising a portion of the Property described more particularly in the Lease (“Leased Space”).

C.         Landlord, Tenant and Lender desire to enter into the following agreements with respect to the priority of the Lease and Security Instrument.

NOW, THEREFORE, in consideration of the mutual promises of this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

1.        Subordination. Tenant agrees that the Lease, and all estates, options and rights created under the Lease, hereby are subordinated and made subject to the lien and effect of the Security Instrument, as if the Security Instrument had been executed and recorded prior to the Lease.

2.        Nondisturbance. Lender agrees that no foreclosure (whether judicial or nonjudicial), deed-in-lieu of foreclosure, or other sale of the Property in connection with enforcement of the Security Instrument or otherwise in satisfaction of the underlying loan shall operate to terminate the Lease or Tenant’s rights thereunder to possess and use the leased space provided, however, that (a) the term of the Lease has commenced, (b) Tenant is in possession of the premises demised pursuant to the Lease, and (c) the Lease is in full force and effect and no uncured default exists under the Lease.

3.        Attornment. Tenant agrees to attorn to and recognize as its landlord under the Lease each party acquiring legal title to the Property by foreclosure (whether judicial or nonjudicial) of the Security Instrument, deed-in-lieu of foreclosure, or other sale in connection with enforcement of the Security Instrument or otherwise in satisfaction of the underlying loan (“Successor Owner”). Provided that the conditions set forth in Section 2 above are met at the time Successor Owner becomes owners of the Property, Successor Owner shall perform all obligations of the landlord under the Leases arising from and after the date title to the Property was transferred to Successor Owner. In no event, however, will any Successor Owner be: (a) liable for any default, act or omission of any prior landlord under the Lease, (except that Successor Owner shall not be relieved from the obligation to cure any defaults which are non-monetary and

1

©GMACCM 2000. All Rights Reserved.

SNDA Agt. (existing lease) v. 6/2000

continuing in nature, and such that Successor Owner’s failure to cure would constitute a continuing default under the Lease); (b) subject to any offset or defense which Tenant may have against any prior landlord under the Lease; (c) bound by any payment of rent or additional rent made by Tenant to Landlord more than 30 days in advance; (d) bound by any modification or supplement to the Lease, or waiver of Lease terms, made without Lender’s written consent thereto; (e) liable for the return of any security deposit or other prepaid charge paid by Tenant under the Lease, except to the extent such amounts were actually received by Lender; (f) liable or bound by any right of first refusal or option to purchase all or any portion of the Property; or (g) liable for construction or completion of any improvements to the Property or as required under the Lease for Tenant’s use and occupancy (whenever arising). Although the foregoing provisions of this Agreement are self-operative, Tenant agrees to execute and deliver to Lender or any Successor Owner such further instruments as Lender or a Successor Owner may from time to time request in order to confirm this Agreement. If any liability of Successor Owner does arise pursuant to this Agreement, such liability shall be limited to Successor Owner’s interest in the Property.

4.        Rent Payments; Notice to Tenant Regarding Rent Payments. Tenant agrees not to pay rent more than one (1) month in advance unless otherwise specified in the Lease. After notice is given to Tenant by Lender that Landlord is in default under the Security Instrument and that the rentals under the Lease should be paid to Lender pursuant to the assignment of leases and rents granted by Landlord to Lender in connection therewith, Tenant shall thereafter pay to Lender all rent and all other amounts due or to become due to Landlord under the Lease, and Landlord hereby expressly authorizes Tenant to make such payments to Lender upon reliance on Lender’s written notice (without any inquiry into the factual basis for such notice or any prior notice to or consent from Landlord) and hereby releases Tenant from all liability to Landlord in connection with Tenant’s compliance with Lender’s written instructions.

5.        Lender Opportunity to Cure Landlord Defaults. Tenant agrees that, until the Security Instrument is released by Lender, it will not exercise any remedies under the Lease following a Landlord default without having first given to Lender (a) written notice of the alleged Landlord default and (b) the opportunity to cure such default within the time periods provided for cure by Landlord, measured from the time notice is given to Lender. Tenant acknowledges that Lender is not obligated to cure any Landlord default, but if Lender elects to do so, Tenant agrees to accept cure by Lender as that of Landlord under the Lease and will not exercise any right or remedy under the Lease for a Landlord default. Performance rendered by Lender on Landlord’s behalf is without prejudice to Lender’s rights against Landlord under the Security Instrument or any other documents executed by Landlord in favor of Lender in connection with the Loan.

6.        Miscellaneous.

(a)        Notices. All notices under this Agreement will be effective only if made in writing and addressed to the address for a party provided below such party’s signature. A new notice address may be established from time to time by written notice given in accordance with this Section. All notices will be deemed received only upon actual receipt.

(b)        Entire Agreement: Modification. This Agreement is the entire agreement between the parties relating to the subordination and nondisturbance of the Lease, and supersedes and replaces all prior discussions, representations and agreements (oral and written) with respect to the subordination and nondisturbance of the Lease. This Agreement controls any conflict between the terms of this Agreement and the Lease. This Agreement may not be modified, supplemented or terminated, nor any provision hereof waived, unless by written agreement of Lender and Tenant, and then only to the extent expressly set forth in such writing.

(c)        Binding Effect. This Agreement binds and inures to the benefit of each party hereto and their respective heirs, executors, legal representatives, successors and assigns, whether by voluntary action of the parties or by operation of law. If the Security Instrument is a deed of trust, this Agreement is entered into by the trustee of the Security Instrument solely in its capacity as trustee and not individually.

(d)        Unenforceability. Any provision of this Agreement which is determined by a government body or court of competent jurisdiction to be invalid, unenforceable or illegal shall be ineffective only to the extent of such holding and shall not affect the validity, enforceability or legality of any other provision, nor shall such determination apply in any circumstance or to any party not controlled by such determination.

(e)        Construction of Certain Terms. Defined terms used in this Agreement may be used interchangeably in singular or plural form, and pronouns cover all genders. Unless otherwise provided herein, all days

2

©GMACCM 2000. All Rights Reserved.

SNDA Agt. (existing lease) v. 6/2000

from performance shall be calendar days, and a “business day” is any day other than Saturday, Sunday and days on which Lender is closed for legal holidays, by government order or weather emergency.

(f)         Governing Law. This Agreement shall be governed by the laws of the State in which the Property is located (without giving effect to its rules governing conflicts of laws).

(g)        WAIVER OF JURY TRIAL. TENANT, AS AN INDUCEMENT FOR LENDER TO PROVIDE THIS AGREEMENT AND THE ACCOMODATIONS TO TENANT OFFERED HEREBY, HEREBY WAIVES ITS RIGHT, TO THE FULL EXTENT PERMITTED BY LAW, AND AGREES NOT TO ELECT, A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS AGREEMENT.

(h)        Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute a fully executed agreement even though all signatures do not appear on the same document. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their respective obligations hereunder.

IN WITNESS WHEREOF, this Agreement is executed this     day of        , 200  .

LENDER:	TENANT:

[Insert Trustee Name]	[Insert Tenant Name]

By: GMAC Commercial Mortgage Corporation, its [Master] Servicer

By:	By:
Name:	Name:
Title:	Title:

Lender Notice Address:	Tenant Notice Address:

[Insert Trustee name]	Tenant Name
c/o GMAC Commercial Mortgage Corporation
200 Witmer Road
Horsham, PA 19044
Attn: Executive Vice President — Servicing Administration	Attn:

LANDLORD:
[Landlord Name]
By:
Name:
Title:

Landlord Notice Address:

Attn:

3

©GMACCM 2000. All Rights Reserved.

SNDA Agt. (existing lease) v. 6/2000

Notary Acknowledgement for Lender:

Commonwealth of Pennsylvania	:
:ss
County of	:

On this, the         day of          , 200  , before me, the undersigned Notary Public, personally appeared                 known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and who acknowledged to me that he/she is an officer of GMAC Commercial Mortgage Corporation in the capacity stated and that he/she executed the within instrument in such capacity for the purposes therein contained.

                IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public
{seal}

Notary Acknowledgement for Tenant:

State of	:
:ss
County of	:

On this, the      day of                   , 200  , before me, the undersigned Notary Public, personally appeared                      known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and who acknowledged to me that he/she is an officer of the Tenant in the capacity stated and that he/she executed the within instrument in such capacity for the purposes therein contained.

                IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public
{seal}

Notary Acknowledgement for Landlord:

State of	:
:ss
County of	:

On this, the        day of                   , 200  , before me, the undersigned Notary Public, personally appeared                     known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and who acknowledged to me that he/she is an officer of the Landlord in the capacity stated and that he/she executed the within instrument in such capacity for the purposes therein contained.

                IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public
{seal}

4

QMACCM 2000. All Right Reserved

SNDA Agt. (existing lease) v. 6/2000

Exhibit “A”

(Legal Description of the Property)

Parcel A

5

QMACCM 2000. All Right Reserved

SNDA Agt. (existing lease) v. 6/2000

EXHIBIT F

ATTACHED TO AND FORMING A PART OF
LEASE AGREEMENT

DATED AS OF                  , 2006,
BETWEEN

PCCP HC KIERLAND, LLC, A DELAWARE LIMITED LIABILITY COMPANY,
AS LANDLORD,
AND

THE RYLAND GROUP, INC., A MARYLAND CORPORATION,
AS TENANT

OPERATING COSTS EXCLUSIONS

[See attached pages]

EXCLUSIONS FROM ANNUAL
OPERATING COSTS AND REAL ESTATE TAXES

~~1.             Any expenses, which under generally accepted accounting principles and practice, would not be considered a normal maintenance or operating expense:~~

2.             All costs associated with the operation of the business of the ownership or entity which constitutes “Landlord”, as distinguished from the costs Building operations, including costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be an issue), costs of selling, syndicating, financing, mortgaging, or hypothecating any of the Landlord’s interest in the Building, the Project, and/or Common Areas, costs of any disputes between Landlord and its employees, costs of disputes of Landlord with Building management, or costs paid in connection with disputes with Tenant or any other tenants;

3.             All costs (including permit, license and inspection fees) incurred in renovating or otherwise improving or decorating; painting or redecorating space for tenants or other occupants or in renovating or redecorating vacant space, including the cost of alterations or improvements to Tenant’s Premises or to the premises of any other tenant or occupant of the Building, the Project or its Common Areas;

4.             Any cash or other consideration paid by landlord on account of, with respect to, or in lieu of the tenant improvement work or alterations described in clause (3) above;

~~5.             Costs incurred by Landlord for alterations or additions, which are considered capital improvements and replacement under generally accepted accounting principles;~~

6.             Costs incurred by Landlord in connection with the initial construction of the Building, the Project and related facilities, the correction of defects in construction, or in the discharge of Landlord’s obligations under the construction Rider attached to the Lease;

~~7.             Any improvement installed or work performed or any other cost or expense incurred by Landlord in order to comply with the requirements for obtaining or renewal of a certificate of occupancy for the Building, the Project or any space therein;~~

8.             Cost of replacement of capital equipment;

9.             Any reserves for equipment of capital replacement;

10.           Costs of capital nature, including capital improvements, capital repairs, capital equipment, and capital tools, all as determined in accordance with generally accepted accounting principles;

EXCLUSIONS FROM ANNUAL
OPERATING COSTS AND REAL ESTATE TAXES

11.           Costs of any services sold or provided to tenants or other occupants for which Landlord or Managing Agent is entitled to be reimbursed by such tenants or other occupants as an additional charge or rental over and above the basic rent (and escalations thereof);

12.           Expenses in connection with services or other benefits of a type which are not provided Tenant but which are provided to another tenant or occupant;

13.           Costs for all items and services for which Tenant reimburses Landlord or pays to third parties or which Landlord provides selectively or one or more tenants or occupants of the Building or the Project (other than Tenant) without reimbursement;

~~14.           Depreciation and amortization;~~

15.           Costs incurred due to violation by Landlord or Managing Agent or any tenant of the terms and conditions of any lease;

16.           Payments in respect to overhead or profit to subsidiaries or affiliates of Landlord, or to any party as a result of non-competitive selection process, for management or other services in or to the Building or the Project, or for supplies or other materials to the extent that the costs of such services, supplies, or materials exceed the costs that would have been paid had the services, supplies or materials been provided by parties unaffiliated with the Landlord on a competitive basis;

17.           Interest on debt or amortization payments on any mortgages or deeds of trust;

18.           Landlord’s or Landlord’s Managing Agent’s general corporate overhead and general administrative expenses (other than the administrative fee provided for in the Lease);

19.           Any compensation paid to clerks, attendants, concierges or other persons working in or managing commercial concession operated by Landlord or Landlord’s Managing Agent;

20.           Rental Payments and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of capital nature, except equipment which is used in providing janitorial services and which is not affixed to the Building or the Project;

21.           Advertising and promotional costs;

~~22.           Costs incurred in owning operating maintaining and repairing any underground or above ground parking garage and/or any other parking facilities associated with the Building and Common Areas including, but not limited to any expenses for parking equipment, tickets, supplies, signage/signs, claims insurance, cleaning, resurfeeing,~~

EXCLUSIONS FROM ANNUAL
OPERATING COSTS AND REAL ESTATE TAXES

 ~~restriping, business taxes, management fees and costs structural maintenance utilities insurance of any form, real estate taxes and the wages salaries employee benefits and taxes for personnel working connection with any such parking facilities.~~

23.           The cost of repairs or other work incurred by reason of fire, windstorm or other casualty (except that deductibles paid to any insurance shall be included as Building Operating costs), or by the exercise of the right of eminent domain to the extent that Landlord is compensated therefore through proceeds of insurance or condemnation awards, or would have been so reimbursed if Landlord had in force all of the insurance required to be carried by Landlord under the provisions of this Lease;

24.           Leasing commission, attorney fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants or other occupants or prospective tenants or other occupants, or associated with the enforcement of any leases or the defense of Landlord’s title to or interest in the Building, the Project or any part thereof or Common Areas or any part thereof;

25.           “Takeover” expenses, including the expenses incurred by Landlord with respect to space located in another building of any kind or nature in connection with the leasing of space in the Building or the Project;

26.           All administrative and other costs related to the Building’s leasing, marketing and construction (tenant improvement or otherwise) programs, including ~~but not limited to~~ the reasonable allocation of ~~the wages, salaries employee benefits and taxes for all personnal involved in the management~~ office expenses such as office supplies, office equipment, telephone expenses and all other miscellaneous administrative expenses;

27.           Landlord’s gross receipts taxes, personal and corporate income taxes, inheritance and estate taxes and other business taxes and assessments, franchise, gift and transfer taxes;

28.           Any real estate taxes payable by Tenant or any other tenant in the Building or the Project under the applicable provisions in their respective leases;

29.           Real estate taxes allocable to tenant improvements of Tenant or other tenant or occupants in the Building or Common Areas which are over and above the Landlord’s standard tenant improvement allowance;

~~30.           Any special assessments or taxes from any city, county, state of federal government of agency, including, but not limited to, such items as parking income taxes, metro rail assessments, etc;~~

EXCLUSIONS FROM ANNUAL
OPERATING COSTS AND REAL ESTATE TAXES

~~31.           Any increase of real estate taxes and assessments due to any changes in ownership (as defined in the California Revenue and Taxation Code) including but not limited to the sale or any other form of transfer of title of the building and/or Common Areas or any part thereof, or due to the transfer of title of any leases in the Building, or due to any renovation or new construction in the Building or Common Areas or related facilities;~~

32.           Costs of repair or replacement for any item covered by a warranty to the extent of any recovery;

33.           Costs of which Landlord is reimbursed by its insurance carrier or by any tenant’s insurance carrier or by any other entity;

~~34.           Costs of any “tap fees” or any sewer or water connection fees of the Building, the Project or Common Areas;~~

35.           Costs of compliance with any fire, safety or other governmental rules, regulations, laws, statutes, ordinances or requirements imposed by any governmental authority or insurance company with respect to the Building, the Project or Common Areas during the Term of the Lease, but only to the extent the same were enacted and enforceable against the building prior to the date of this Lease.

36.           Costs associated with the installation, maintenance and removal of any signage associated with the Building, the Property, its tenants and all related facilities and Common Areas.

37.           Any fines, costs, penalties or interest resulting from the gross negligence or willful misconduct or the Landlord or its agents, contractors, or employees;

38.           Rental payments of any related costs pursuant to any ground lease of land underlying all or any portion of the Building, the Property and Common Areas;

39.           Any costs or fees that are unreasonable in view of the goods or services obtained for such costs or fees, but only to the extent that such costs exceed what is reasonable;

40.           Any costs, fees, dues, contributions or similar expenses for political, charitable, industry association or similar organizations;

~~41.           Any rental and any associated costs, either actual or not for the Landlord’s or Landlord’s Managing Agent’s management or leasing office;~~

EXCLUSIONS FROM ANNUAL
OPERATING COSTS AND REAL ESTATE TAXES

~~42.           Any costs associated with the purchase or rental of furniture and office equipment for the Landlord’s or Landlord’s Managing Agent’s management, security, engineering, or other offices associated with the Building, the Project and Common Areas.~~

43.           Any bad debt loss, rent loss, or reserves for bad debt or rent loss;

44.           Any costs incurred in connection with the ground floor or any other floor in the Building or the Project devoted to retail operations;

~~45.           All assessments and special assessments due to need restrictions, descriptions and/or owners associations which accrue against the Building, the Project and Common Areas and~~

46.           Acquisition costs for sculptures, paintings, or other objects of art, but only the extent such costs are unreasonable in light of the circumstances;

47.           Costs of changes that are required by law of government authorities enacted and enforceable against the building prior to the date of this Lease because of any act or failure to act by Landlord, its agents, servants or contractors, including, without limitation alterations required in connection with the grant of any permit or approval to Landlord;

~~48.           Contributions to employee pension plans;~~

~~49.           Any category of expense which is not included in the Operating Expenses for the Base Year.~~

50.           Tax penalties incurred as a result of Landlord’s negligence or inability or unwillingness to make payments when due;

51.           All assessments and premiums which are not specifically charged to Tenant because of what Tenant has done, which can be paid by Landlord in installments, shall be paid by Landlord in installments and shall be paid by Landlord in the maximum number of installments permitted by law and not included as Operating Costs except in the year in which the assessment installment is actually paid;

52.           Any entertaining dining or travel expenses for any purpose; and

53.           The costs of providing or removing any cabling or wining to the Building or the Project.

Under no circumstances shall Landlord collect in excess of 100% of all Landlord’s Operating Expenses or recover, through Operating Expenses, any item of cost more than once nor shall Landlord include in Operating Expenses any costs in excess of those that would be reasonably

EXCLUSIONS FROM ANNUAL
OPERATING COSTS AND REAL ESTATE TAXES

incurred by prudent operators and managers of similar buildings in the area. Operating Expenses shall be reduced by the amount of any reimbursement, recoupment, payment, discount credit, reduction, allowance or the like received or receivable by Landlord that is allocable to any Operating Expenses.

EXHIBIT G

ATTACHED TO AND FORMING A PART OF
LEASE AGREEMENT

DATED AS OF               , 2006,
BETWEEN

PCCP HC KIERLAND, LLC, A DELAWARE LIMITED LIABILITY COMPANY,
AS LANDLORD,

AND

THE RYLAND GROUP, INC., A MARYLAND CORPORATION,
AS TENANT

EXTERIOR BUILDING SIGNAGE LOCATIONS

[See attached page(s)]

G-1

EXHIBIT G-1

ATTACHED TO AND FORMING A PART OF
LEASE AGREEMENT

DATED AS OF               , 2006,
BETWEEN

PCCP HC KIERLAND, LLC, A DELAWARE LIMITED LIABILITY COMPANY,
AS LANDLORD,
AND

THE RYLAND GROUP, INC., A MARYLAND CORPORATION,

AS TENANT

LANDLORD APPROVED SIGNAGE

[See attached page(s)]

G-1-1